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As filed with the Securities and Exchange Commission on March 18, 2004

Registration Statement No. 333-116476

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

POST-EFFECTIVE
AMENDMENT NO. 4
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLIANT TECHSYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-1672694 (I.R.S. Employer Identification Number)
5050 Lincoln Drive Edina, Minnesota 55436 (952) 351-3000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Eric S. Rangen Chief Financial Officer 5050 Lincoln Drive Edina, Minnesota 55436 (952) 351-3000 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:
J. Eric Maki, Esq. Jones Day 222 East 41st Street New York, New York 10017 (212) 326-3939

Approximate date of commencement of proposed sale to the public:
 From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shale thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

        The address of the principal executive offices of each of the additional registrants listed below, and the name and address of their agent for service, is the same as is set forth for Alliant Techsystems Inc. on the facing page of this registration statement.

Name	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
ATK Commercial Ammunition Company Inc.	Delaware	41-2022465
ATK Elkton LLC	Delaware	72-1556523
ATK Missile Systems Company LLC	Delaware	48-1280912
ATK Ordnance and Ground Systems LLC	Delaware	41-1933906
ATK Tactical Systems Company LLC	Delaware	41-1933914
ATK Thiokol Inc.	Delaware	36-2678716
Alliant Ammunition Systems Company LLC	Delaware	41-1955360
Alliant Ammunition and Powder Company LLC	Delaware	41-1933912
Alliant Holdings LLC	Delaware	41-1933904
Alliant Lake City Small Caliber Ammunition Company LLC	Delaware	41-1955357
Alliant Southern Composites Company LLC	Delaware	41-1933909
AEC—Able Engineering Company, Inc.	California	95-2964846
Ammunition Accessories Inc.	Delaware	63-1287464
Composite Optics, Incorporated	California	95-2998672
Federal Cartridge Company	Minnesota	41-0252320
GASL, Inc.	New York	11-3283008
Micro Craft Inc.	Tennessee	62-0601440
Mission Research Corporation	California	95-2659854
New River Energetics, Inc.	Delaware	54-1776594
Pressure Systems, Inc.	Delaware	33-0517898
Programmed Composites Inc.	California	33-0101510

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and neither we nor the selling securityholders are soliciting an offer to buy these securities, in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2004

PROSPECTUS

$280,000,000

Alliant Techsystems Inc.

2.75% Convertible Senior Subordinated Notes due 2024

        We sold $280,000,000 aggregate principal amount of our 2.75% Convertible Senior Subordinated Notes due 2024 in private transactions on February 19, 2004. Selling securityholders may use this prospectus to resell from time to time their notes and the 3,523,604 shares of common stock issuable upon conversion of the notes, including the rights attached to the common stock as described in "Description of Capital Stock."

The Notes

        The notes bear interest at the rate of 2.75% per year. Interest on the notes is payable on February 15 and August 15 of each year, beginning on August 15, 2004. Beginning with the period commencing on August 20, 2009 and ending on February 14, 2010, and for each of the six-month periods thereafter commencing on February 15, 2010, we will pay contingent interest during the applicable interest period if the average trading price of the notes on the five trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The contingent interest payable per note within any applicable interest period will equal an annual rate of 0.30% of the average trading price of a note during the measuring period.

        The notes will mature on February 15, 2024, unless earlier converted, redeemed or repurchased by us. We may redeem some or all of the notes in cash at any time on or after August 20, 2009 at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (and contingent interest and additional amounts, if any) to the redemption date. You may require us to repurchase in cash some or all of your notes at a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but excluding the applicable repurchase date on August 15, 2009, February 15, 2014 and February 15, 2019 or at any time prior to their maturity following a fundamental change as described in this prospectus.

        Holders may convert their notes into shares of our common stock at a conversion rate of 12.5843 shares per $1,000 principal amount of notes, subject to adjustment upon certain events, under the following circumstances: (1) during specified periods, if the price of our common stock reaches specified thresholds described in this prospectus; (2) if we call the notes for redemption; or (3) upon the occurrence of certain corporate transactions. Upon conversion, we are required to satisfy 100% of the principal amount of the notes solely in cash, with any remaining amounts to be satisfied in cash, common stock or a combination of cash and common stock, as described in this prospectus.

        The notes are our direct, unsecured, senior subordinated obligations and rank junior in right of payment to all of our existing and future senior indebtedness, equal in priority with all of our existing and future unsecured, senior subordinated indebtedness and senior in right of payment to any subordinated indebtedness that we may incur in the future. The notes are guaranteed on a senior subordinated basis by substantially all of our domestic subsidiaries. The guarantees rank junior in right of payment to senior indebtedness of these subsidiaries, including guarantees by these subsidiaries of our obligations under our senior credit facilities. The subsidiary guarantees will remain in effect only to the extent that our 8 1/2% senior subordinated notes due 2011 are outstanding or we otherwise issue senior subordinated indebtedness which is guaranteed by any of our subsidiaries.

        The notes are not listed on any securities exchange. Although the notes issued in the initial private placements are eligible for trading in the PORTAL market, the notes sold using this prospectus will no longer be eligible for trading in the PORTAL market.

        The notes are subject to U.S. federal income tax rules applicable to contingent payment debt instruments. See "Material United States Federal Income Tax Considerations" beginning on page 55.

The Common Stock

        Our common stock is listed on the New York Stock Exchange under the symbol "ATK." The last reported sale price of our common stock on the New York Stock Exchange on March 16, 2005 was $71.81 per share.

        Investing in the notes and the common shares issuable upon their conversion involves risks.

        See "Risk Factors" beginning on page 9.

        The notes and the shares of our common stock issuable upon their conversion have not been approved or recommended by any U.S. federal, state or foreign securities commission or regulatory authority. Furthermore, those authorities have not been requested to confirm the accuracy or determine the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2004.

        This prospectus does not constitute an offer of, or an invitation to purchase, any of the notes or the common stock issuable upon conversion in any jurisdiction in which, or to any person to whom, such offer or invitation would be unlawful. In making your investment decision, you should only rely on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated information, as applicable. Neither the delivery of this prospectus nor any sales of the notes shall, under any circumstances, create any implication that there has been no change in the affairs of Alliant Techsystems Inc. after the date of this prospectus.

NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

i

FORWARD-LOOKING STATEMENTS

        Some of the statements made and information contained in this prospectus, excluding historical information, are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "project" or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Any of the following factors may impact the achievement of results:

  •
  reductions or changes in NASA or U.S. Government military spending and budgetary policies and sourcing strategy,

  •
  increases in costs, which we may not be able to react to due to the nature of our U.S. Government contracts,

  •
  government laws and other rules and regulations applicable to us, such as procurement and environmental remediation,

  •
  contract pricing and timing of awards,

  •
  changing economic and political conditions in the United States and in other countries,

  •
  changes in the number or timing of commercial and military space launches,

  •
  international trading restrictions,

  •
  outcome of periodic union negotiations,

  •
  customer product acceptance,

  •
  intense competition,

  •
  success in program pursuits,

  •
  program performance,

  •
  program terminations,

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  contract novation,

  •
  continued access to technical and capital resources,

  •
  supplier contract negotiations and difficulties in the supplier qualification process,

  •
  supply, availability, and costs of raw materials and components,

  •
  fires or explosions at one of our facilities,

  •
  availability of insurance coverage at acceptable terms,

  •
  unforeseen delays or other changes in NASA's Space Shuttle program,

  •
  changes in accounting or tax rules or pronouncements,

  •
  legal proceedings,

  •
  actual pension asset returns and assumptions regarding future returns, discount rates, and service costs,

ii

  •
  changes in cost estimates related to restructuring or relocation of facilities, and

  •
  other economic, political, and technological risks and uncertainties.

        This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors may be contained in our filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

iii

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. For a more complete understanding of our company and the notes, we encourage you to read this entire document, including "Risk Factors," the financial information included in or incorporated by reference into this prospectus and the documents to which we have referred.

        Unless otherwise indicated or required by the context, as used in this prospectus, the terms "we," "our" and "us" refer to Alliant Techsystems Inc. and all its subsidiaries that are consolidated under accounting principles generally accepted in the United States, or GAAP. Our fiscal year ends on March 31 of each year. When we refer to a fiscal year, such as fiscal 2004, we are referring to the fiscal year ended on March 31 of that year.

Our Company

Overview

        We are a supplier of aerospace and defense products to the U.S. Government, U.S. allies, and major prime contractors. We are also a supplier of ammunition to federal and local law enforcement agencies and commercial markets. During fiscal 2004, we operated through three operating segments: Aerospace, Ammunition and Precision Systems. Effective April 1, 2004, we realigned our business operations, forming a new segment, Advanced Propulsion and Space Systems. Following this realignment, and the acquisition of Mission Research Corporation, we have five segments: ATK Thiokol, Ammunition, Precision Systems, Advanced Propulsion and Space Systems, and ATK Mission Research. The April 1, 2004 realignment is not reflected in the information contained in our annual report filed on Form 10-K, which is incorporated by reference into this prospectus. This realignment, however, is reflected in our current reports filed on Form 8-K, dated June 1, 2004 and June 10, 2004, and our quarterly report on Form 10-Q for the fiscal quarters ended July 4, 2004, October 3, 2004, and January 2, 2005, which are also incorporated by reference into this prospectus. Our fiscal 2005 segments are as follows:

          ATK Thiokol—The ATK Thiokol segment is a solid propellant rocket motor manufacturer, providing motors for human access to space (Space Shuttle), land- and sea-based strategic missiles, commercial and government space launch vehicles, and missile defense interceptors. The segment also provides advanced ordnance products, demilitarization products and services, operations and technical support for space launches, energetic materials, materials/structures for high temperature and hypersonic environments, and engineering and technical services for the advancement of propulsion systems and energetic materials.

          Ammunition—The Ammunition segment supplies small-caliber military ammunition, medium-caliber ammunition, ammunition and rocket propellants, energetic materials, commercial and military smokeless powder, law enforcement and sporting ammunition, and ammunition-related products.

          Precision Systems—The Precision Systems segment develops, demonstrates, and manufactures gun-launched guided and conventional large-caliber ammunition, tactical missile systems, tactical rocket motors and warheads, composite structures for aircraft and weapons systems, soldier weapon systems, air weapon systems, fuzes and proximity sensors, missile warning and radar jamming systems, electronic warfare support systems, barrier systems, lithium and lithium-ION batteries for military and aerospace applications, and medium-caliber gun systems.

          Advanced Propulsion and Space Systems—The Advanced Propulsion and Space Systems segment supplies solid propellant rocket motors, integrated boosters and upper stages, advanced ordnance, and control systems for missile defense, space, strategic, tactical, and commercial applications; high-performance composite structures for space launch vehicles, rocket motor casings, military and commercial aircraft; telescope, satellite and spacecraft structures, optical benches, and antenna reflectors; and advanced hypervelocity and airbreathing propulsion systems for aerospace vehicles and weapon systems.

          ATK Mission Research—The ATK Mission Research segment is a developer of advanced technologies that address emerging national security and homeland defense requirements in such areas as directed energy, electro-optical and infrared sensors, aircraft sensor integration, high-performance antennas and radomes, advanced signal processing, and specialized composites.

        Our sales are predominantly derived from contracts with agencies of the U.S. Government and its prime contractors and subcontractors. The various U.S. Government customers, which include the U.S. Army, the National Aeronautics and Space Administration (NASA), the U.S. Air Force, and the U.S. Navy, exercise independent purchasing power. In fiscal 2004, $1,810 million of $2,366 million, or 77%, of our sales were to the U.S. Government.

        For more information about our business segments, see our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, our current reports on Form 8-K/A, dated October 28, 2004, and our quarterly report on Form 10-Q for the fiscal quarter ended January 2, 2005.

Recent Developments

        Company elects new Chairman of the Board of Directors.    Effective April 1, 2005, Mr. Dan Murphy, present chief executive officer, will preside as our chairman of the board of directors, succeeding Mr. Paul David Miller who will depart from the board on April 1, 2005. Mr. Murphy became our chief executive officer in October of 2003 as part of a leadership succession plan earlier that year. He succeeded Mr. Miller, who retained his post as chairman of the board to assist in the transition.

        Our principal executive offices are located at 5050 Lincoln Drive, Edina, Minnesota 55436. Our telephone number is (952) 351-3000. Our common stock is listed on the New York Stock Exchange under the symbol "ATK." We maintain a website at www.atk.com, however, the information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated by reference into this prospectus when making a decision as to whether or not to invest in the notes.

The Notes

        The summary below describes the principal terms of the notes to be offered from time to time by the selling securityholders. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	Alliant Techsystems Inc.
Notes Offered	$280,000,000 in aggregate principal amount of 2.75% Convertible Senior Subordinated Notes due 2024.
Maturity	February 15, 2024, unless earlier converted, redeemed or repurchased.
Guarantees	The notes are guaranteed on an unsecured, senior subordinated basis by substantially all of our subsidiaries. The subsidiary guarantees will remain in effect only to the extent that our 8 1/2% senior subordinated notes due 2011 are outstanding or to the extent these subsidiaries otherwise guarantee any of our other senior subordinated indebtedness.
Ranking	The notes are our direct, unsecured, senior subordinated obligations. The notes rank junior to all of our existing and future senior indebtedness, equal in priority with all of our existing and future unsecured, senior subordinated indebtedness, and senior in right of payment to any subordinated indebtedness that we may incur in the future. The notes effectively rank junior to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The notes effectively rank junior to our non-guarantor subsidiaries' indebtedness and other liabilities, including trade payables. The subsidiary guarantees of the notes rank junior in right of payment to senior indebtedness of our subsidiary guarantors and equal in priority with senior subordinated indebtedness of our subsidiary guarantors, including their guarantees of our 8 1/2% senior subordinated notes and our 3.00% convertible senior subordinated notes due 2024 (we refer to our 8 1/2% senior subordinated notes and 3.00% convertible senior subordinated notes collectively as our "other existing senior subordinated notes").
As of January 2, 2005, our long-term debt consisted of $1,187 million, $307 million of which was senior indebtedness. Our non-guarantor subsidiaries had de minimus levels of indebtedness and other liabilities outstanding, including trade debt.
Interest Payment	2.75% per year on the principal amount, payable semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2004.

Contingent Interest
Beginning with the period commencing on August 20, 2009 and ending on February 14, 2010, and for each of the six-month periods thereafter commencing on February 15, 2010, we will pay contingent interest during the applicable interest period if the average trading price of the notes during the five trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per $1,000 principal amount of notes during the applicable interest period will equal an annual rate of 0.30% of the average trading price of such $1,000 principal amount of notes during the applicable five-trading-day reference period, payable in arrears.
Conversion Rights
Prior to the maturity date, holders may surrender notes for conversion into shares of our common stock at a conversion rate of 12.5843 shares per $1,000 principal amount of notes (equal to a conversion price of approximately $79.46 per share), subject to adjustment, in the following circumstances:
•
during any fiscal quarter commencing after March 31, 2004, if the last reported sale price of our common stock is greater than or equal to 130% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;
• if we have called the notes for redemption and the redemption has not yet occurred; or
• upon the occurrence of specified corporate transactions described under "Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Transactions."

You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest, including contingent interest and additional amounts, if any, will be deemed paid by the common stock or cash delivered to you upon conversion. Notes called for redemption may be surrendered for conversion prior to the close of business on the second business day immediately preceding the redemption date.
Upon a surrender of your notes for conversion, we are required to satisfy 100% of the principal amount of the notes solely in cash, with any remaining amounts to be satisfied in cash, common stock or a combination of cash and common stock as described under "Description of Notes—Conversion Rights—Payment Upon Conversion."

Optional Redemption
The notes are not redeemable prior to August 20, 2009. On or after August 20, 2009, we may redeem some or all of the notes in cash, at any time, upon at least 30 days' notice at a price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.
Repurchase of Notes at the Option of the Holder
You may require us to repurchase in cash all or a portion of your notes on August 15, 2009, February 15, 2014 and February 15, 2019 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.
Fundamental Change
If we undergo a fundamental change (as defined in this prospectus) prior to maturity, you will have the right, at your option, to require us to repurchase in cash all or a portion of your notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but excluding the date of repurchase.
Use of Proceeds	We will not receive any proceeds from the sale by any selling securityholder of the notes or the common stock issuable upon conversion.
Federal U.S. Income Tax Considerations
The notes are debt instruments subject to the United States federal income tax regulations governing contingent payment debt instruments, including our determination of the rate at which interest will accrue for United States federal income tax purposes. We intend to compute and report accruals of interest based upon a yield of 6.125% per year, computed on a semiannual bond equivalent basis, which we have determined represents the yield required to be reported under applicable Treasury

Regulations. You will be required to include such interest on the notes in your gross income as it accrues regardless of your method of tax accounting. The rate at which the interest will accrue on the notes will exceed payment of cash interest.

In accordance with our application of the contingent payment debt tax regulations, you will also recognize gain or loss on the sale, exchange, conversion or redemption of a note in an amount equal to the difference between the amount realized, including the fair market value of any common stock received, and your adjusted tax basis in the note. Any gain recognized by you generally will be treated as ordinary interest income. Any loss will be treated as ordinary loss to the extent of the interest previously included in income and, thereafter, as capital loss. See "Material United States Federal Tax Considerations."
Trustee, Paying Agent and Conversion Agent	BNY Midwest Trust Company.
Book-Entry Form
The notes were issued in book-entry form and are represented by a global certificate deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances.
Trading
The notes are not listed on any securities exchange or included in any automated quotation system, nor do we intend to list them on any. While the initial purchasers in connection with the private placement have informed us that they intend to make a market in the notes, they are under no obligation to do so and may discontinue market making activities at any time without notice. We cannot assure you that any active or liquid market will exist or develop for the notes.
Trading Symbol for Our Common Stock	Our common stock is quoted on the New York Stock Exchange under the trading symbol "ATK."
Risk Factors
You should carefully consider the information set forth in the section of this prospectus entitled "Risk Factors" as well as the other information included in or incorporated by reference into this prospectus before deciding whether to invest in the notes.

Selected Historical Consolidated Financial Information

        The following selected historical consolidated financial information about us as of March 31, 2003 and 2004 and for each of the three years in the period ended March 31, 2004 has been derived from, and should be read together with, our audited consolidated financial statements, and the related notes, which are incorporated by reference into this prospectus. The selected historical consolidated financial information about us as of March 31, 2000, 2001 and 2002 and for each of the two years in the period ended March 31, 2001 has been derived from our audited consolidated financial statements and the related notes, which do not appear in and are not incorporated by reference into this prospectus. The selected historical consolidated financial information about us as of and for the nine months ended December 28, 2003 and January 2, 2005 has been derived from, and should be read together with, our unaudited condensed consolidated financial statements and the related notes, which are incorporated by reference into this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in our interim results and financial position for the nine months ended December 28, 2003 and January 2, 2005. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. The information should also be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended March 31, 2004, our Form 8-K dated June 1, 2004, and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2005, which are incorporated by reference into this prospectus.

						Nine Months Ended
	Year Ended March 31,
						December 28, 2003	January 2, 2005
	2000	2001	2002	2003	2004
	(dollars in thousands)
Results of Operations:
Sales	$1,077,520	$1,141,949	$1,801,605	$2,172,135	$2,366,193	$1,689,506	$2,001,938
Cost of sales	861,433	905,574	1,420,348	1,692,742	1,872,253	1,325,096	1,630,712

Gross profit	216,087	236,375	381,257	479,393	493,940	364,410	371,226
Operating expenses:
Research and development	11,177	11,575	20,589	26,849	28,936	22,189	23,685
Selling	25,188	24,372	44,063	64,200	67,204	46,365	50,598
General and administrative	59,149	64,334	92,923	112,801	120,737	87,713	95,255

Total operating expenses	95,514	100,281	157,575	203,850	216,877	156,267	169,538

Income from continuing operations before interest, income taxes, and minority interest expense	120,573	136,094	223,682	275,543	277,063	208,143	201,688
Interest expense, net(1)	(33,343)	(32,700)	(102,348)	(78,066)	(59,267)	(44,000)	(47,379)

Income from continuing operations before income taxes and minority interest expense	87,230	103,394	121,334	197,477	217,796	164,143	154,309
Income tax provision	22,778	35,473	46,107	77,020	55,041	52,332	48,741

Income from continuing operations before minority interest expense	64,452	67,921	75,227	120,457	162,755	111,811	105,568
Minority interest expense, net of income taxes	—	—	1,240	—	450	403	248

Income from continuing operations	64,452	67,921	73,987	120,457	162,305	111,408	105,320
Gain (loss) on disposal of discontinued operations, net of income taxes(2)	9,450	—	(4,660)	—		—	—

Income before cumulative effect of change in accounting principle	73,902	67,921	69,327	120,457	162,305	111,408	105,320
Cumulative effect of change in accounting principle, net of income taxes(3)	—	—	—	3,830	—	—	—

Net income	$73,902	$67,921	$69,327	$124,287	$162,305	$111,408	$105,320

Other Data:
Depreciation and amortization	$47,822	$44,980	$78,673	$67,134	$69,918	$50,084	$58,730
Capital expenditures	45,573	24,755	42,884	54,171	58,754	30,993	36,533
Balance Sheet Data (at end of period):
Net current assets (liabilities)	$(5,543)	$40,860	$295,062	$284,263	$377,294	$302,376	$430,670
Net property, plant and equipment	335,628	303,188	464,830	463,736	465,786	449,705	453,457
Total assets	905,984	879,504	2,190,201	2,483,043	2,833,329	2,548,968	3,029,742
Long-term debt (including current portion)	332,759	277,109	872,443	825,187	1,080,000	798,597	1,187,226
Total stockholders' equity	114,947	198,332	556,801	477,924	564,200	603,873	670,283

(1)
On April 1, 2003, we adopted Statement of Financial Accounting Standards (SFAS) No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. Upon adoption of SFAS No. 145, we reclassified losses on extinguishment of debt that were classified as extraordinary items in prior periods to interest expense. This resulted in an increase in interest expense of $13.8 million in fiscal 2003 and $19.5 million in fiscal 2002 from the amounts previously reported.

(2)
In fiscal 2002, we recorded a $4.7 million loss on disposal of discontinued operations, net of $2.9 million of income taxes, due to the settlement of litigation related to our former Marine Systems operations. In fiscal 2000, we received net proceeds from an insurance settlement relating to our former demilitarization operations, resulting in a gain on disposal of discontinued operations of $9.5 million, net of $0.1 million in taxes.

(3)
In fiscal 2003, we recorded a gain of $3.8 million, net of $2.4 million of income taxes, for the write-off of negative goodwill as a cumulative effect of change in accounting principle upon adoption of SFAS No. 142, Goodwill and Other Intangible Assets.

RISK FACTORS

        An investment in the notes represents a high degree of risk. There are a number of factors associated with our business which could affect your decision whether to invest in the notes or the common stock issued upon conversion of the notes. The following discussion describes the material risks currently known to us. However, additional risks that we do not know about or that we currently view as immaterial may also impair our business or adversely impact an investment in the notes or the common stock issued upon conversion of the notes. You should carefully consider the risks described below together with the other information contained in, or incorporated by reference into, this prospectus before making a decision to invest in the notes.

Risks Related to Our Business

We have a substantial amount of debt and the cost of servicing that debt could adversely affect our business and hinder our ability to make payments on the notes, and this risk could increase if we incur more debt.

        We have a substantial amount of indebtedness. As of January 2, 2005, we had total consolidated debt of approximately $1,187 million. In addition, we had approximately $65 million of outstanding but undrawn letters of credit and, taking into account these letters of credit, an additional $235 million of availability under our senior credit facilities' revolving credit facility. Also, on August 13, 2004, we issued $200 million of 3.00% convertible senior subordinated notes due 2024. Subject to the limits contained in the indenture for our 8 1/2% senior subordinated notes and our senior credit facilities, we may incur additional debt. If we incur additional indebtedness, the risks that we now face as a result of our indebtedness could intensify.

        We have demands on our cash resources in addition to interest and principal payments on the notes, including, among others, operating expenses, and interest and amortization payments under our senior credit facilities and our other existing senior subordinated notes. Our level of indebtedness and these significant demands on our cash resources could have material effects on your investment in the notes. For example they could:

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  make it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the amount of our cash flow available for working capital, capital expenditures, acquisitions and other general corporate purposes;

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  limit our flexibility in planning for, or reacting to, changes in the defense and aerospace industries;

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  place us at a competitive disadvantage compared to our competitors that have lower debt service obligations and significantly greater operating and financing flexibility than we do;

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  limit, along with the financial and other restrictive covenants applicable to our indebtedness, among other things, our ability to borrow additional funds;

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  increase our vulnerability to general adverse economic and industry conditions; and

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  result in an event of default upon a failure to comply with financial covenants contained in our senior credit facilities which, if not cured or waived, could have a material adverse effect on our business, financial condition or results of operations.

        Our ability to pay interest on the notes, to repay our long-term debt, including the notes, our other existing senior subordinated notes and our senior credit facilities, and to satisfy our other liabilities will depend upon our future operating performance and our ability to refinance our debt as it becomes due. Our future operating performance and ability to refinance will be affected by prevailing economic conditions at that time and financial, business and other factors, many of which are beyond our control.

        If we are unable to service our indebtedness and fund our operating costs, we will be forced to adopt alternative strategies that may include:

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  reducing or delaying capital expenditures;

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  seeking additional debt financing or equity capital;

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  selling assets; or

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  restructuring or refinancing debt.

        There can be no assurance that any such strategies could be implemented on satisfactory terms, if at all.

We are a holding company and if our operating subsidiaries do not generate sufficient cash flow or to the extent our operating subsidiaries are not guaranteeing the notes, if they are not able to pay dividends or otherwise distribute their cash to us, we may not be able to service our indebtedness, including the notes.

        We are structured as a holding company. Our only significant asset is the capital stock or other equity interests of our operating subsidiaries. As a holding company, we conduct all of our business through our subsidiaries. Consequently, our cash flow and ability to service our debt obligations, including the notes, are dependent upon the earnings of our operating subsidiaries to the extent our operating subsidiaries are not guaranteeing the notes, and the distribution of those earnings to us, or upon loans, advances or other payments made by these subsidiaries to us. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt. We cannot assure you that the earnings of our operating subsidiaries will be adequate for us to service our debt obligations, including the notes.

The indenture governing our 8 1/2% senior subordinated notes and our senior credit facilities restrict our ability and the ability of some of our subsidiaries to engage in certain activities.

        The indenture governing our 8 1/2% senior subordinated notes restricts our ability to, among other things:

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  incur additional debt;

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  pay dividends on or redeem or repurchase capital stock;

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  make certain investments;

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  incur or permit to exist certain liens;

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  enter into transactions with affiliates;

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  merge, consolidate or amalgamate with another company;

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  transfer or otherwise dispose of assets, including capital stock of subsidiaries;

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  redeem subordinated debt; and

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  enter into any agreements that restrict dividends from subsidiaries.

        In addition, our senior credit facilities contain other and more restrictive covenants, including financial covenants that will require us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to meet these covenants or requirements may be affected by events beyond our control, and we cannot assure you that we will satisfy these covenants and requirements. A breach of these restrictive covenants or our inability to comply with the financial ratios, tests or other restrictions could result in an event of default under our senior credit facilities and/or the indenture governing our 8 1/2% senior subordinated notes. Upon the occurrence of an event of default under our senior credit facilities, the lenders could elect to declare all amounts outstanding under our senior credit facilities, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure such indebtedness. If the lenders under our senior credit facilities accelerate the payment of the indebtedness, there can be no assurance that our assets would be sufficient to repay in full such indebtedness and our other indebtedness, including the notes and our other existing senior subordinated notes. The above restrictions could limit our ability to obtain future financing and may prevent us from taking advantage of attractive business opportunities.

Our business could be adversely impacted by reductions or changes in NASA spending or U.S. Government military spending.

        As the majority of our sales are to the U.S. Government and its prime contractors, we depend heavily on the contracts underlying these programs. Also, a significant portion of our sales come from a small number of contracts. Our top five contracts, all of which are contracts with the U.S. Government, accounted for approximately 39% of fiscal 2004 sales. Our largest contract, the Reusable Solid Rocket Motors (RSRM) for NASA's Space Shuttle, represented 16% of our total fiscal 2004 sales and the military small-caliber ammunition contract at Lake City contributed approximately 12% of total fiscal 2004 sales.

        In January 2004, President Bush announced a new space exploration program, which commits the United States to a long-term human and robotic program to explore the solar system, starting with a return to the Moon. The program anticipates that the Space Shuttle will be retired from service as early as 2010, to be replaced by a new spacecraft. Although we expect that the RSRM will be part of the NASA launch system supporting the follow-on to the Space Shuttle Program, and we believe that our RSRM and RSRM derivatives will be important to achieving an affordable launch system for the alternatives now under consideration, future programs and levels of government spending cannot be predicted with certainty. The loss or significant reduction of a material program in which we participate could have a material adverse effect on our operating results, financial condition, or cash flows.

        U.S. Government contracts are also dependent on the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a fiscal year basis even though contract performance may take more than one year. As a result, at the outset of a major program, the contract is usually incrementally funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years. In addition, most U.S. Government contracts are subject to modification if funding is changed. Any failure by Congress to appropriate additional funds to any program in which we participate, or any contract modification as a result of funding changes, could materially delay or terminate the program. This could have a material adverse effect on our operating results, financial condition, or cash flows.

We may not be able to react to increases in our costs due to the nature of our U.S. Government contracts.

        Our U.S. Government contracts can be categorized as either "cost-plus" or "fixed-price."

        Cost-Plus Contracts.    Cost-plus contracts are either cost-plus-fixed-fee, cost-plus-incentive-fee, or cost-plus-award-fee contracts. Cost-plus-fixed-fee contracts allow us to recover our approved costs plus a fixed fee. Cost-plus-incentive-fee contracts and cost-plus-award-fee contracts allow us to recover our approved costs plus a fee that can fluctuate based on actual results as compared to contractual targets for factors such as cost, quality, schedule, and performance.

        Fixed-Price Contracts.    Fixed-price contracts are either firm-fixed-price, fixed-price-incentive, or fixed-price-level-of-effort contracts. Under firm-fixed-price contracts, we agree to perform certain work for a fixed price and absorb any cost underruns or overruns. Fixed-price-incentive contracts are fixed-price contracts under which the final contract prices may be adjusted based on total final costs compared to total target cost, and may be affected by schedule and performance. Fixed-price-level-of-effort contracts allow for a fixed price per labor hour, subject to a contract cap. All fixed-price contracts present the inherent risk of unreimbursed cost overruns, which could have a material adverse effect on our operating results, financial condition, or cash flows. The U.S. Government also regulates the accounting methods under which costs are allocated to U.S. Government contracts.

        The following table summarizes how much each of these types of contracts contributed to our U.S. Government business in fiscal 2004:

Cost-plus contracts:
Cost-plus-fixed-fee	10%
Cost-plus-incentive-fee/cost-plus-award-fee	31%
Fixed-price contracts:
Firm-fixed-price	51%
Fixed-price-incentive/fixed-price-level-of-effort	8%

TOTAL	100%

Our U.S. Government contracts are subject to termination.

        We are subject to the risk that the U.S. Government may terminate its contracts with its suppliers, either for its convenience or in the event of a default by the contractor. If a cost-plus contract is terminated, the contractor is entitled to reimbursement of its approved costs. If the contractor would have incurred a loss had the entire contract been performed, then no profit is allowed by the U.S. Government. If the termination is for convenience, the contractor is also entitled to receive payment of a total fee proportionate to the percentage of the work completed under the contract. If a fixed-price contract is terminated, the contractor is entitled to receive payment for items delivered to and accepted by the U.S. Government. If the termination is for convenience, the contractor is also entitled to receive fair compensation for work performed plus the costs of settling and paying claims by terminated subcontractors, other settlement expenses, and a reasonable profit on the costs incurred or committed. If a contract termination is for default:

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  the contractor is paid an amount agreed upon for completed and partially completed products and services accepted by the U.S. Government;

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  the U.S. Government is not liable for the contractor's costs for unaccepted items, and is entitled to repayment of any advance payments and progress payments related to the terminated portions of the contract; and

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  the contractor may be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source.

We are subject to procurement and other related laws and regulations, non-compliance with which may expose our business to adverse consequences.

        We are subject to extensive and complex U.S. Government procurement laws and regulations, along with ongoing U.S. Government audits and reviews of contract procurement, performance, and administration. Our business could suffer adverse consequences if we were to fail to comply, even inadvertently, with these laws and regulations or with laws governing the export of munitions and other controlled products and commodities, or commit a significant violation of any other federal law. These consequences could include contract termination, civil and criminal penalties, and under certain circumstances, suspension and debarment from future U.S. Government contracts for a period of time. In addition, foreign sales are subject to greater variability and risk than our domestic sales. Foreign sales subject us to numerous stringent U.S. and foreign laws and regulations, including regulations relating to import-export control, repatriation of earnings, exchange controls, the Foreign Corrupt Practices Act, and the anti-boycott provisions of the U.S. Export Administration Act. Failure to comply with these laws and regulations could result in material adverse consequences to our business.

Novation of U.S. Government contracts involves risk.

        When U.S. Government contracts are transferred from one contractor to another, such as in connection with the sale of a business, the U.S. Government may require that the parties enter into a novation agreement. A novation agreement generally provides that:

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  the transferring contractor guarantees or otherwise assumes liability for the performance of the acquiring contractor's obligations under the contract;

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  the acquiring contractor assumes all obligations under the contract; and

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  the U.S. Government recognizes the transfer of the contract and related assets.

        In connection with recent acquisitions, we have completed novation agreements covering U.S. Government contracts acquired in the Boeing Ordnance and Science and Applied Technology acquisitions. These novation agreements provide that we assume all obligations under the acquired contracts and that the U.S. Government recognizes the transfers to us of the acquired contracts and related assets. Under each novation agreement, the acquired contracts are scheduled to be performed over time, and it is not expected that they will be fully and finally discharged for several years. Under each novation agreement, the seller of the respective assets has agreed to indemnify us against any liability that we may incur under the novation agreement caused by any prior failure by the seller to perform its obligations under its respective novated contracts. We have agreed to indemnify the seller against any liability that the seller may incur under the novation agreement caused by our failure to perform our obligations under the novated contracts. We were not required to novate the U.S. Government contracts acquired in the Thiokol acquisition because we acquired the stock of Cordant Technologies, Inc., the entity that owned the assets and liabilities of the Thiokol propulsion business, rather than the assets of the business. We have provided the U.S. Government with a corporate guarantee that our obligations under the contracts will be fulfilled. We did not acquire any U.S. Government contracts that required novation in the acquisition of the civil ammunition business. We were not required to novate the U.S. Government contracts acquired in our acquisitions of Composite Optics, Inc., Micro Craft Inc., GASL, Inc., or Mission Research Corporation because we acquired their stock, rather than the assets of the respective businesses. We are currently uncertain if any contracts acquired in our recent acquisition of the PSI Group will require novation.

Other risks associated with U.S. Government contracts may expose our business to adverse consequences.

        Like all U.S. Government contractors, we are subject to risks associated with uncertain cost factors related to:

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  scarce technological skills and components;

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  the frequent need to bid on programs in advance of design completion, which may result in unforeseen technological difficulties and/or cost overruns;

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  the substantial time and effort required for design and development;

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  design complexity;

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  rapid obsolescence; and

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  the potential need for design improvement.

We are subject to intense competition and may not be able to compete successfully in the future.

        We encounter competition for most contracts. Some of these competitors have substantially greater financial, technical, marketing, manufacturing, distribution, and other resources. Our ability to compete for these contracts depends to a large extent upon:

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  our effectiveness and innovativeness of research and development programs;

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  our ability to offer better program performance than our competitors at a lower cost;

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  our readiness with respect to facilities, equipment, and personnel to undertake the programs for which we compete; and

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  our past performance and demonstrated capabilities.

        In some instances, the U.S. Government directs a program to a single supplier. In these cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the U.S. Government chooses to open the particular program to competition. Our sole-source contracts accounted for 56% of our U.S. Government sales in fiscal 2004 and include the following programs: reusable solid rocket motor (RSRM) Space Shuttle boosters, Trident II missiles, Minuteman III Propulsion Replacement Program, Titan IV solid rocket motor upgrade space boosters, Advanced Medium-Range Air-to-Air Missile (AMRAAM), Hellfire, Sensor Fuzed Weapon propulsion systems, M830A1 multi-purpose tank ammunition rounds, Volcano anti-tank scatterable barriers, M789 Lightweight 30 High Explosive Dual Purpose (HEDP) fuze for medium-caliber ammunition, the AAR-47 missile warning system, Javelin launch tubes, M829A3 tank ammunition, Solid Divert and Attitude Control Systems and Third Stage Rocket Motors (SDACS/TSRM), STAR™Motors, Advanced Anti-Radiation Guided Missile (AARGM), Mobile Ground-to-Air Radar Jamming System (MGARJS), and the XM-29/XM-8/XM-25 Family of Gun Systems.

        In the commercial ammunition and accessories markets, we compete against manufacturers that have well-established brand names and strong market positions.

        We generally face competition from a number of competitors in each business area, although no single competitor competes along all five of our operating segments. Our principal competitors in each of our operating segments are as follows:

          ATK Thiokol:    Aerojet-General Corporation, a subsidiary of GenCorp Inc.; Pratt & Whitney Space and Missile Propulsion of United Technologies Corporation; and The Boeing Company.

          Ammunition:    General Dynamics Ordnance and Tactical Systems, Inc., a subsidiary of General Dynamics Corporation; SNC Technologies Inc.; Winchester Ammunition of Olin Corporation; Remington; and various importers, including P.M.C., Fiocchi, and Selliers & Belloitt.

          Precision Systems:    Aerojet-General Corporation, a subsidiary of GenCorp Inc.; General Dynamics Corporation; Lockheed Martin Corporation; Raytheon Company; Textron Inc.; L3/KDI; and L3/Bulova Technologies.

          Advanced Propulsion and Space Systems:    Pratt & Whitney Space and Missile Propulsion of United Technologies Corporation; Aerojet-General Corporation, a subsidiary of GenCorp Inc; Raytheon Company; The Boeing Company; Lockheed Martin Corporation; L-3 Communications Corporation; Bell Helicopter Textron, a subsidiary of Textron Inc.; Northrop Grumman Corporation; GKN plc; AAR Corp.; Marion and Lincoln Composites, both subsidiaries of General Dynamics Corporation; Vought Aircraft Industries, Inc.; Goodrich Corporation; and Applied Aerospace Structures Corporation.

          ATK Mission Research:    Science Applications International Corporation (SAIC); The Titan Corporation; L-3 Communications Corporation; Ball Aerospace & Technologies Corporation, a subsidiary of Ball Corporation; and Georgia Tech University.

        The downsizing of the munitions industrial base has resulted in a reduction in the number of competitors through consolidations and departures from the industry. This has reduced the number of competitors for some programs, but has strengthened the capabilities of some of the remaining competitors. In addition, it is possible that there will be increasing competition from the remaining competitors in business areas where they do not currently compete, particularly in those business areas dealing with electronics.

Disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact our business.

        Key raw materials used in our operations include aluminum, steel, steel alloys, copper, brass, lead, graphite fiber, prepreg, hydroxy terminated polybutadiene, epoxy resins and adhesives, ethylene propylene diene monomer rubbers, cotton fiber, wood pulp cellulose, diethylether, x-ray film, plasticizers and nitrate esters, impregnated ablative materials, various natural and synthetic rubber compounds, polybutadiene, acrylonitrile, and ammonium perchlorate. We also purchase chemicals; electronic, electro-mechanical and mechanical components; subassemblies; and subsystems which are integrated with the manufactured parts for final assembly into finished products and systems.

        We closely monitor sources of supply to assure that adequate raw materials and other supplies needed in manufacturing processes are available. As a U.S. Government contractor, we are frequently limited to procuring materials and components from sources of supply approved by the U.S. Department of Defense. In addition, as business conditions, the U.S. Department of Defense budget, and Congressional allocations change, suppliers of specialty chemicals and materials sometimes consider dropping low volume items from their product lines, which may require, as it has in the past, qualification of new suppliers for raw materials on key programs. The supply of ammonium perchlorate, a principal raw material used in our operations, is limited to a single source that supplies the entire domestic solid propellant industry. This single source, however, maintains two separate manufacturing lines a reasonable distance apart, which mitigates the likelihood of a fire, explosion, or other problem impacting all production. We also presently rely on one primary supplier for graphite fiber, which is used in the production of composite materials. This supplier has multiple manufacturing lines for graphite fiber. Although other sources of graphite fiber exist, the addition of a new supplier would require us to qualify the new source for use.

        Current suppliers of some insulation materials used in rocket motors have announced plans to close manufacturing plants and discontinue product lines. These materials include polymers used in ethylene propylene diene monomer rubber insulation and aerospace grade rayon used in nozzles. We have qualified new replacement materials for some programs. For other programs, we have produced sufficient inventory to cover program requirements and are in the process of qualifying new replacement materials. We expect these new materials to be qualified in time to meet future production needs.

        We are also impacted by increases in the prices of raw materials used in production for fixed-price contracts. Most recently, we have seen an increase in the price of commodity metals, primarily lead, copper, and zinc.

        Prolonged disruptions in the supply of any of our key raw materials, difficulty completing qualification of new sources of supply, implementing use of replacement materials or new sources of supply, or a continuing increase in the prices of raw materials could have a material adverse effect on our operating results, financial condition, or cash flows.

Due to the volatile and flammable nature of our products, fires or explosions may disrupt our business.

        Many of our products involve the manufacture and/or handling of a variety of explosive and flammable materials. From time to time, these activities have resulted in incidents which have temporarily shut down or otherwise disrupted some manufacturing processes, causing production delays and resulting in liability for workplace injuries and fatalities. We have safety and loss prevention programs which require detailed pre-construction reviews of process changes and new operations, along with routine safety audits of operations involving explosive materials, to mitigate such incidents, as well as a variety of insurance policies. However, we cannot ensure that we will not experience similar incidents in the future or that any similar incidents will not result in production delays or otherwise have a material adverse effect on our results of operations, financial condition, or cash flows.

We are subject to environmental rules and regulations, non-compliance with which may expose our business to adverse consequences.

        Our operations and ownership or use of real property are subject to a number of federal, state, and local environmental laws and regulations. At certain sites that we currently own or operate or formerly owned or operated, there is known or potential contamination that we are required (by law or pursuant to contractual obligations) to investigate or remediate. We could incur substantial costs, including remediation costs, fines, and penalties, or third-party property damage or personal injury claims, as a result of violations or liabilities of environmental laws or non-compliance with environmental permits.

        As of January 2, 2005, the estimated discounted range of reasonably estimated possible costs of environmental remediation was $63 million to $99 million. We expect that a portion of our environmental compliance and remediation costs will be recoverable under U.S. Government contracts. Some of the remediation costs that are not recoverable from the U.S. Government that are associated with facilities purchased in a business acquisition may be covered by various indemnification agreements, as described below.

  •
  As part of our acquisition of the Hercules Aerospace Company in fiscal 1995, we assumed responsibility for environmental compliance at the facilities acquired from Hercules (the Hercules Facilities). We believe that a portion of the compliance and remediation costs associated with the Hercules Facilities will be recoverable under U.S. Government contracts, and that those environmental remediation costs not recoverable under these contracts will be covered by Hercules Incorporated (Hercules) under environmental agreements entered into in connection with the Hercules acquisition. Under these agreements, Hercules has agreed to indemnify us for environmental conditions relating to releases or hazardous waste activities occurring prior to our purchase of the Hercules Facilities; fines relating to pre-acquisition environmental compliance; and environmental claims arising out of breaches of Hercules's representations and warranties. Hercules is not required to indemnify us for any individual claims below $50,000. Hercules is obligated to indemnify us for the lowest cost response of remediation required at the facility that is acceptable to the applicable regulatory agencies. We are not responsible for conducting any remedial activities with respect to the Kenvil, NJ facility or the Clearwater, FL facility. Hercules's environmental indemnity obligation relating to contamination on federal lands remains effective, provided that we give notice of any claims related to federal lands on or before March 31, 2005.

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  We generally assumed responsibility for environmental compliance at the Thiokol Facilities acquired from Alcoa Inc. in fiscal 2002. While we expect that a portion of the compliance and remediation costs associated with the acquired Thiokol Facilities will be recoverable under U.S. Government contracts, we have recorded an accrual to cover those environmental remediation costs at these facilities that will not be recovered through U.S. Government contracts. In accordance with our agreement with Alcoa, we notified Alcoa of all known environmental remediation issues as of January 30, 2004. Of these known issues, we are responsible for any costs not recovered through U.S. Government contracts at Thiokol Facilities up to $29 million, we and Alcoa have agreed to split evenly any amounts between $29 million and $49 million, and we are responsible for any payments in excess of $49 million.

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  With respect to the civil ammunition business' facilities purchased from Blount in fiscal 2002, Blount has agreed to indemnify us for certain compliance and remediation liabilities, to the extent those liabilities are related to pre-closing environmental conditions at or related to these facilities. Some other remediation costs are expected to be paid directly by a third party pursuant to an existing indemnification agreement with Blount. Blount's indemnification obligations relating to environmental matters, which extend through December 7, 2006, are capped at $30 million, less any other indemnification payments made for breaches of representations and warranties. The third party's obligations, which extend through November 4, 2007, are capped at approximately $125 million, less payments previously made.

        We cannot ensure that the U.S. Government, Hercules, Alcoa, Blount or other third parties will reimburse us for any particular environmental costs or reimburse us in a timely manner or that any claims for indemnification will not be disputed. U.S. Government reimbursements for cleanups are financed out of a particular agency's operating budget and the ability of a particular governmental agency to make timely reimbursements for cleanup costs will be subject to national budgetary constraints. Our failure to obtain full or timely reimbursement from the U.S. Government, Hercules, Alcoa, Blount or other third parties could have a material adverse effect on our operating results, financial condition, or cash flows.

        In December 2001, we received notice from the State of Utah of a potential claim against us under Section 107(f) of CERCLA for natural resource damages at Bacchus, one of the Hercules Facilities in Magna, Utah. The notice letter, which was issued to preserve the State's rights under CERCLA, also expressly acknowledged the State's willingness to allow us to go forward with our currently-planned monitoring and remediation program. The State's preliminary estimate of damages contained in this claim was $139 million, which is based on known and alleged groundwater contamination at and near Bacchus and is related to Hercules's manufacturing operations at the site. We have had discussions with the State regarding this claim and entered into a tolling agreement with the State in fiscal 2002. In fiscal 2003, we entered into a similar tolling agreement with the State regarding the Promontory facility that was acquired from Alcoa in the acquisition of Thiokol. These agreements effectively defer the bringing of any potential claim against us by the State for a period of at least 10 years. They allow us time to continue to identify and address the contamination by the normal and planned regulatory remediation processes in Utah. Although we have previously made accruals for our best estimate of the probable and reasonably estimable costs related to the remediation obligations known to us with respect to the affected areas, we cannot yet predict if or when a suit may be filed against us, nor can we determine any additional costs that may be incurred in connection with this matter.

        While we have environmental management programs in place to mitigate these risks, and environmental laws and regulations have not had a material adverse effect on our operating results, financial condition, or cash flows in the past, it is difficult to predict whether they will have a material impact in the future.

Risks Related to the Notes

Because the holders of our senior indebtedness, including our senior credit facilities, will have the right to receive payment in full before any payments can be made in respect of the notes, and our other existing senior subordinated notes are pari passu with the notes, our assets may not be sufficient to assure repayment of the notes.

        The notes are our general unsecured, senior subordinated obligations. Accordingly, the notes rank junior to all of our existing and future senior indebtedness and pari passu with all of our existing and future senior subordinated indebtedness, including our 8 1/2% senior subordinated notes and our 3.00% convertible senior subordinated notes. In addition, the notes effectively rank junior to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries that do not guarantee the notes. The subsidiary guarantees of the notes rank junior to all existing and future senior indebtedness of our subsidiary guarantors, including guarantees of our obligations under our senior credit facilities, and pari passu with all existing and future senior subordinated indebtedness of our subsidiary guarantors, including their guarantees of our obligations under our other existing senior subordinated notes. As of January 2, 2005, we had $307 million of senior indebtedness outstanding and $880 million of senior subordinated indebtedness outstanding, which consisted of $400 million of our

8 1/2% senior subordinated notes, $200 million of our 3.00% convertible senior subordinated notes and $280 million of the notes.

        In the event of our insolvency, liquidation or other reorganization, all senior indebtedness and all secured indebtedness must be paid in full before any amounts owed under the notes may be paid. Our assets may not be sufficient to assure full payment for both our other outstanding existing senior subordinated notes and the notes after payment in full of all senior or secured indebtedness. In the event of insolvency, liquidation or other reorganization relating to any of our non-guarantor subsidiaries, holders of the notes will participate in the assets remaining only after the subsidiary has repaid in full all of its indebtedness and other liabilities, including trade payables, and after we have repaid in full all of our senior indebtedness. Moreover, we may not pay any amount owed under the notes, or repurchase, redeem or otherwise retire the notes, if any payment default on our senior indebtedness occurs, unless the default has been cured or waived, the senior indebtedness is repaid in full or the holders of the senior indebtedness consent to the payment. In addition, if any other default exists with respect to senior indebtedness and specified other conditions are satisfied, at the option of the holders of that senior indebtedness, we may be prohibited from making payments on the notes for a designated period of time.

Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the notes in specific circumstances, which would interfere with the payment of the subsidiary guarantees.

        U.S. federal bankruptcy law and comparable state statutes may allow courts upon the bankruptcy or financial difficulty of a subsidiary guarantor to void that subsidiary's guarantees of the notes. If a court voids a subsidiary guarantee or holds it unenforceable, you will cease to be a creditor of, and you may be required to return payments received from, that subsidiary guarantor, and you will be a creditor solely of us and the other subsidiary guarantors whose guarantees have not been voided. In the alternative, the court could subordinate that subsidiary guarantee (including all payments thereunder) to all other debt of the subsidiary guarantor. The court could take these actions in respect of a subsidiary guarantee if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  incurred the guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

  •
  was insolvent or was rendered insolvent by reason of the incurrence;

  •
  was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business;

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

  •
  was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

        The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

  •
  the sum of the debtor's debts and liabilities, including contingent liabilities, was greater than the debtor's assets at fair valuation; or

  •
  the present fair saleable value of the debtor's assets was less that the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they became absolute and matured.

We may not have sufficient cash to repurchase the notes at the option of the holder or upon a fundamental change, which may increase your credit risk.

        On August 15, 2009, February 15, 2014, and February 15, 2019, holders of the notes have the right to require us to repurchase in cash all or any portion of their notes at 100% of their principal amount plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of repurchase. Upon a fundamental change, we will be required to make an offer to purchase all outstanding notes for 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to, but not including, the date of repurchase, payable in cash. However, we may not have enough available cash or be able to obtain third-party financing at the time we are required to make repurchases of tendered notes and on or before August 20, 2009, our ability to effect a repurchase in cash may be significantly limited by our senior credit facilities. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. In addition, a default under the indenture or the fundamental change itself could lead to a default under other existing and future agreements governing our indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

Our subsidiary guarantors may cease to be guarantors of the notes in the future and, in that case, would no longer guarantee payment on the notes.

        The notes are guaranteed by substantially all of our subsidiaries. The indenture governing the notes provides that the subsidiary guarantees will remain in effect only to the extent that our 8 1/2% senior subordinated notes are outstanding or we otherwise have outstanding senior subordinated indebtedness which is guaranteed by any of our subsidiaries. Accordingly, if any subsidiary ceases to guarantee the 8 1/2% senior subordinated notes, either because those notes are no longer outstanding or because the subsidiary is no longer a guarantor and we do not have outstanding any other senior subordinated indebtedness which is guaranteed by that subsidiary, then that subsidiary will cease to be a subsidiary guarantor of the notes. If all of the subsidiary guarantors cease to guarantee the notes, the obligations under the notes will be solely those of Alliant Techsystems Inc. In that case, you will not have any right to seek payments under the notes from those subsidiaries.

Our senior credit facilities limit our ability to pay cash to holders in certain situations.

        Our senior credit facilities, which expire on March 31, 2011, contain certain covenants and terms which limit our ability to pay cash to the holders of the notes to repurchase, redeem or retire the notes or upon conversion of the notes. There is a general exception to these restrictions which allows us to redeem the notes, in whole or part, at any time after August 20, 2009 at a purchase price not to exceed 100% of the principal amount of the notes, plus applicable interest. On or before August 20, 2009, the amount of cash that we could potentially apply to any repurchase, redemption, retirement or conversion of the notes is limited to the amount allowed by a limited exception applicable to restricted payments generally under our senior credit facilities. The maximum amount that can be applied toward this limited exception at any given time is the sum of $50 million, plus an additional $25 million per fiscal year (the unused portion of this $25 million annual amount may be carried over and used in the following year), plus 25% of certain excess cash flows which we have accrued, plus 100% of the available proceeds from qualifying sales or issuances of equity interests. As of April 1, 2004, our ability to make payments with respect to the repurchase, redemption, retirement or conversion of the notes in cash under this exception is limited to $75 million and is subject over time to increase based on the foregoing formula or decrease depending on our usage of this exception. However, the amount that may be available under this limited exception at the time we are required to repurchase, redeem, retire or convert any of the notes may be substantially less than the entire principal amount of the notes. Neither of the foregoing general or limited exceptions will be available to us if we are in default under our senior credit facilities. If, on or prior to August 20, 2004, we need to make a repurchase, redemption or retirement of the notes or payments with respect to the conversion of the notes that exceeds the amount then available under the limited exception, we will need to obtain a waiver or amend, or otherwise terminate, our existing senior credit facilities to allow us to make any such cash payments. There can be no assurance that we will be able to obtain a waiver or amendment and there can be no assurance that any other credit facilities we may enter into or debt instruments we may issue in the future will not have similar or more restrictive limitations than those contained in our existing senior credit facilities.

The terms of our other debt obligations may cause dilution of our common stock or reduce our available cash.

        We have outstanding 8 1/2% senior subordinated notes due 2011 and 3.00% convertible notes due 2024. Both the 8 1/2% senior subordinated notes and the 3.00% convertible senior subordinated notes are senior subordinated debt obligations and rank equal in right of payment with each other and with these notes. If the 3.00% convertible notes are converted, any amount in excess of par value may be issued in shares of our common stock upon the occurrence of certain circumstances, which are generally similar to the circumstances triggering convertibility of these notes. The conversion of some or all of the 3.00% convertible senior subordinated notes or these notes into shares of our common stock will dilute the ownership interest of our existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect the market price of our common stock. In addition, the existence of the 3.00% convertible senior subordinated notes and these notes may encourage short selling by market participants because conversion of such notes could depress the price of our common stock.

        In addition, holders of the 3.00% convertible senior subordinated notes may require us to purchase all, or a portion, of their notes in cash on August 15, 2014 and August 15, 2019 and upon the occurrence of certain fundamental changes. We may also redeem for cash the 8 1/2% senior subordinated notes at any time on or after May 15, 2006 and the 3.00% convertible senior subordinated notes at any time on or after August 20, 2014. To the extent we purchase or redeem any of these securities, our inability to obtain additional cash either through the issuance of new debt securities or through other financings could adversely affect our cash balances and our business, and could impact our ability to repurchase or redeem the notes.

Our reported earnings per share may be more volatile because of the contingent conversion provision of the notes and this volatility may adversely impact the price of our common stock or notes.

        Holders of the notes may convert the amount in excess of par value of the notes into our common stock during any quarter, if the last reported sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the quarter preceding the quarter in which the conversion occurs is more than 130% of the conversion price per share of our common stock on the 30th trading day. Until the reported sale price of our common stock exceeds the conversion price, the shares underlying the notes are not included in the calculation of reported earnings per share. Should that occur, reported earnings per share would be expected to decrease as a result of the inclusion of the underlying shares in the earnings per share calculation. An increase in volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of reported fully diluted earnings per share.

You should consider the U.S. federal income tax consequences of owning the notes.

        We are treating the notes as contingent payment debt instruments for U.S. federal income tax purposes. As a result, if you are a U.S. investor who is a holder of notes, you will be required to include amounts in your gross income, as ordinary interest income, that will exceed the amounts of the cash payments on the notes. The amount of interest income required to be included by you in any tax year may be significantly in excess of the stated interest and contingent interest, if any, that is paid on your notes in respect of such tax year. If you are a U.S. investor who is a holder of notes, you will recognize a gain or loss on the sale, exchange, purchase by us, conversion or redemption of a note in an amount equal to the difference between the amount realized on such transaction, including, in the case of the conversion of notes, the fair market value of any of our common stock received, and your adjusted tax basis in the note. Any gain recognized by you on the sale, purchase by us, exchange, conversion or redemption of a note will be treated as ordinary interest income. Any loss recognized by you on such transactions will be treated as an ordinary loss to the extent of the interest previously included in your taxable income, and thereafter, a capital loss. Both U.S. and non-U.S. holders of the notes should consider the U.S. federal income tax consequences of the purchase, ownership, conversion and other disposition of the notes and the ownership and disposition of the common stock received upon conversion of the notes. Investors considering a purchase of notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws pertaining to any other U.S. federal tax other than the income tax, the laws of any state, local or foreign taxing jurisdiction, and any applicable taxation treaty. Certain material U.S. federal income tax consequences of the purchase, ownership, conversion and disposition of the notes are summarized in this prospectus under the heading "Material United States Federal Income Tax Considerations."

There is no established trading market for the notes so you may have difficulty selling the notes.

        The notes are a new issue of securities for which there is no established trading market for the notes. Although the notes issued in the initial private placements are eligible for trading in the PORTAL market, notes sold using this prospectus will no longer be eligible for trading in the PORTAL market. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, a final active trading market for the notes may not develop. If a final active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes or the common stock at a particular time or you may not be able to sell your notes at a favorable price. Future trading prices of the notes and the common stock will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused volatility in prices. It is possible that the markets for the notes and our common stock will be subject to disruptions. Any such disruptions may have a negative effect on you as a holder of the notes or the common stock issuable upon conversion of the notes, regardless of our prospects and financial performance.

Any adverse rating of the notes may cause their trading price to fall.

        Moody's Investor Service and Standard & Poor's have initially rated the notes at the time of the private placements. If either of them lower their ratings on the notes below their initial ratings or otherwise announce their intention to put the notes on credit watch, the trading price of the notes could decline. An adverse rating by any other rating agency could also cause the trading price of the notes to decline.

Risks Related to Our Common Stock

Volatility in the market price of our common stock could result in a lower trading price than your conversion or purchase price and could adversely impact the trading price of the notes.

        The market price of our common stock has historically fluctuated over a wide range. In addition, the stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock may continue to fluctuate in the future and may be affected adversely by factors such as actual or anticipated fluctuations in our operating results, acquisition activity, the impact of international markets, changes in financial estimates by securities analysts, general market conditions, rumors and other factors. Negative fluctuations in the market price of our common stock could adversely impact the trading price of the notes.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

        We may, in the future, sell additional shares of our common stock to raise capital. We may also issue additional shares of our common stock to finance future acquisitions. Further, a substantial number of shares of our common stock are reserved for issuance pursuant to stock options and upon conversion of the notes and our outstanding 3.00% convertible senior subordinated notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance of substantial amounts of common stock, or the perception that such sales may occur, could adversely affect the market price for our common stock and/or the trading price for the notes.

Various agreements and laws could delay or prevent a change in control that you may favor.

        The terms of some of the anti-takeover provisions in our articles of incorporation and bylaws and our stockholders rights agreement could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management.

        In particular, the provisions of our articles of incorporation and bylaws, among other things:

  •
  require a majority vote of the holders of cumulative preference stock to approve certain transactions;

  •
  limit the right of shareholders to remove directors, fill vacancies and increase or reduce the number of directors;

  •
  regulate how shareholders may present proposals or nominate directors for election at shareholders' meetings; and

  •
  authorize our board of directors to issue cumulative preference stock in one or more series, without shareholder approval.

        Our stockholders rights agreement also makes an acquisition of a controlling interest in us in a transaction not approved by our board of directors more difficult.

Absence of dividends could reduce our attractiveness to investors, which could reduce the price of the common stock into which the notes are convertible.

        We have never paid any dividends on our common stock and have no plans to pay any dividends in the foreseeable future. Furthermore, certain of the agreements governing our outstanding indebtedness restrict us from paying dividends on our common stock. As a result, our common stock may be less attractive to certain investors than the stock of dividend-paying companies.

USE OF PROCEEDS

        All sales of the notes or common stock issuable upon conversion of the notes will be by or for the account of the selling securityholders listed in this prospectus or any prospectus supplement. We will not receive any proceeds from the sale by any selling securityholder of the notes or the common stock issuable upon conversion of the notes.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is quoted on the New York Stock Exchange under the trading symbol "ATK." The following table lists, on a per share basis for the periods indicated, the high and low sale prices for the common stock as reported by the New York Stock Exchange:

	Price Range of Common Stock
	High	Low
Fiscal Year Ended March 31, 2003
First Quarter	$76.93	$60.20
Second Quarter	74.20	51.74
Third Quarter	71.90	53.80
Fourth Quarter	63.49	42.80
Fiscal Year Ended March 31, 2004
First Quarter	55.35	47.16
Second Quarter	55.98	46.50
Third Quarter	56.99	47.38
Fourth Quarter	60.59	53.14
Fiscal Year Ended March 31, 2005
First Quarter	64.16	54.34
Second Quarter	66.86	56.07
Third Quarter	67.82	56.05
Fourth Quarter (through March 16, 2005)	75.50	62.86

        As of March 15, 2005, there were 9,164 holders of record of our common stock. As of March 16, 2005, the last reported sale price of our common stock as quoted on the New York Stock Exchange was $71.81 per share.

        We have never paid cash dividends on our common stock. Our dividend policy will be reviewed by our board of directors at such future times as may be appropriate in light of relevant factors existing at such times, including the extent to which the payment of cash dividends may be limited by covenants contained in our senior credit facilities and our 8 1/2% senior subordinated notes.

CAPITALIZATION

        The following table sets forth, as of January 2, 2005, our actual historical cash and capitalization.

        You should read this table along with our audited consolidated financial statements and related notes and the other financial information incorporated by reference in this prospectus.

As of January 2, 2005
(in millions, except par value and number of shares)
Cash and cash equivalents	$47.1

Long-term debt, including current maturities:
Term Facility	307.2
Revolving Credit Facility	—
8 1/2% Senior Subordinated Notes due 2011	400.0
3.00% Convertible Senior Subordinated Notes due 2024	200.0
2.75% Convertible Senior Subordinated Notes due 2024	280.0

Total long-term debt	$1,187.2
Stockholders' equity:
Common stock, par value of $0.01; 90,000,000 shares authorized; 37,793,898 shares issued and outstanding(1)	0.4
Additional paid-in capital	442.6
Retained earnings	726.4
Unearned compensation	(1.9)
Accumulated other comprehensive income	(259.3)
Common stock in treasury, at cost—3,763,200 shares	(238.0)

Total stockholders' equity	670.3

Total capitalization	$1,857.5

(1)
The number of shares issued and outstanding does not include the following: shares of common stock issuable upon conversion of the notes or upon conversion of our 3.00% convertible senior subordinated notes, 2,003,910 shares of common stock issuable upon exercise of outstanding stock options, and 1,534,244 shares of common stock reserved and available for grant under our stock option plans.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years and for the nine months ended January 2, 2005.

Year Ended March 31,					Nine Months Ended January 2,
2000	2001	2002	2003	2004	2005
3.48x	3.95x	2.15x	3.41x	4.44x	4.03x

        For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income from continuing operations before income taxes, plus fixed charges. "Fixed charges" consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

DESCRIPTION OF NOTES

        The notes were issued under an indenture dated as of February 19, 2004, among us, certain of our subsidiaries that have guaranteed the notes and BNY Midwest Trust Company, as trustee. We entered into a supplemental indenture dated as of October 26, 2004, between Alliant Techsystems Inc. and BNY Midwest Trust Company, as trustee, to make a payment election to require us to satisfy 100% of the principal amount of notes converted solely in cash, with any remaining amount of the conversion obligations to be satisfied in cash, shares of our common stock or a combination of cash and shares of our common stock. Each subsidiary company which guarantees the notes is referred to in this section as a "subsidiary guarantor" and each such guarantee is referred to in this section as a "subsidiary guarantee." The notes and the shares of common stock issuable upon conversion of the notes are covered by a registration rights agreement. Copies of the indenture and the registration rights agreement have been filed as exhibits to our annual report on Form 10-K for the fiscal year ended March 31, 2004. The supplemental indenture has been filed as an exhibit to our current report on Form 8-K dated October 27, 2004. You may request a copy of the indenture and the registration rights agreement from the trustee.

        The following description is a summary of the material provisions of the notes and the indenture and does not restate the notes and the indenture in their entirety. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. Wherever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

        As used in this "Description of Notes" section, references to "Alliant Techsystems," the "company," "we" and "us" refer only to Alliant Techsystems Inc. and do not include its subsidiaries.

General

        The notes will mature on February 15, 2024 unless earlier converted, redeemed or repurchased. You have the option, subject to certain qualifications and the satisfaction of certain conditions and during the periods described below, to convert your notes into shares of our common stock at an initial conversion rate of 12.5843 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $79.46 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon a surrender of your notes for conversion, we will deliver, in lieu of our shares of common stock, cash or a combination of cash and shares of common stock in amounts described below under "—Conversion Rights—Payment Upon Conversion." Even if we elect to deliver shares of common stock upon conversion of a note, you will not receive fractional shares but a cash payment to account for any fractional share as described below. You will not receive any cash payment for interest (or contingent interest or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below.

        If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

        The notes are issued only in denominations of $1,000 principal amount and integral multiples thereof. References to "a note" or "each note" in this prospectus refer to $1,000 principal amount of the notes. The notes are limited to $280.0 million aggregate principal amount.

        As used in this prospectus, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

        Any reference to "common stock" means our common stock, par value $.01 per share, including the rights related to our common stock pursuant to our stockholders rights agreement.

Ranking

        The notes are our direct, unsecured, senior subordinated obligations. The notes are subordinated in right of payment to all of our existing and future senior indebtedness, equal in right of payment with all of our existing and future senior subordinated indebtedness and senior in right of payment to any subordinated indebtedness that we may incur in the future. The notes effectively rank junior to all of our and our subsidiaries' existing and future secured indebtedness to the extent of the value of the assets securing that secured indebtedness.

        The subsidiary guarantees of the notes are unsecured, senior subordinated indebtedness of the applicable subsidiary guarantor, subordinate in right of payment to all existing and future senior indebtedness of the subsidiary guarantor, equal in right of payment with all existing and future senior subordinated indebtedness of the subsidiary guarantor and senior in right of payment to all future subordinated obligations of the subsidiary guarantor. The subsidiary guarantees also are effectively subordinated to all secured indebtedness of the applicable subsidiary guarantor and its subsidiaries to the extent of the value of the assets securing that secured indebtedness.

        We currently conduct all of our operations through our subsidiaries. To the extent a subsidiary is not a subsidiary guarantor, creditors of the subsidiary, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the notes. The notes, therefore, are effectively subordinate to the claims of creditors, including trade creditors, of our subsidiaries that are not subsidiary guarantors.

        As of January 2, 2005:

  (1)
  we had $307 million of senior indebtedness outstanding, which is secured indebtedness under our senior credit facilities consisting of a term loan;

  (2)
  we had $880 million of senior subordinated indebtedness outstanding, consisting of $400 million of our 8 1/2% senior subordinated notes, $200 million of our 3.00% convertible senior subordinated notes (we refer to our 8 1/2% senior subordinated notes and 3.00% convertible senior subordinated notes collectively as our "other existing senior subordinated notes") and $280 million of our 2.75% senior subordinated notes;

  (3)
  we had no indebtedness that is subordinate or junior in right of payment to our other existing senior subordinated notes; and

  (4)
  the subsidiary guarantors had no senior subordinated indebtedness outstanding, other than the subsidiary guarantees under our other existing senior subordinated notes and the notes, and no indebtedness that is subordinate or junior in right of payment to the subsidiary guarantees under our other existing senior subordinated notes and the notes.

Subsidiary Guarantees

        The notes are jointly and severally guaranteed by each of our subsidiaries that also guarantees our 8 1/2% senior subordinated notes but, in each case, only if and for so long as that subsidiary is a subsidiary guarantor of our 8 1/2% senior subordinated notes which mature on May 15, 2011 and which are redeemable by us on or after May 15, 2006. Accordingly, if a subsidiary guarantor ceases to be a subsidiary guarantor under our 8 1/2% senior subordinated notes in accordance with the provisions thereunder, that subsidiary guarantor will be automatically and unconditionally released from all of its obligations under the indenture and its guarantee of the notes and that guarantee of the notes will terminate. Conversely, at the same time as we cause any additional subsidiary to issue a guarantee of our obligations under our 8 1/2% senior subordinated notes, we will also be required to cause that subsidiary to issue a guarantee of the notes. Upon the payment in full of our 8 1/2% senior subordinated notes when due at maturity, upon redemption, repurchase or otherwise, each of the subsidiary guarantors will be released from its subsidiary guarantee of the notes.

        If, in the future at such time as our 8 1/2% senior subordinated notes are no longer outstanding, we have outstanding any senior subordinated indebtedness, including without limitation our 3.00% convertible senior subordinated notes, that requires any of our subsidiaries to be or become a subsidiary guarantor of that senior subordinated indebtedness, we will, if the subsidiary is not already a guarantor, cause that subsidiary to enter into and deliver a guarantee of the notes (including any subsidiary that had previously been such a subsidiary guarantor and was subsequently released as a guarantor of the notes) on the same basis as the guarantees of the senior subordinated indebtedness. Notwithstanding the foregoing, a subsidiary guarantor may be released from its subsidiary guarantee of the notes so long as contemporaneously therewith, it is also released as a subsidiary guarantor from all of our then outstanding senior subordinated debt obligations.

        Currently, substantially all of our subsidiaries are guarantors of our 8 1/2% senior subordinated notes and our 3.00% convertible senior subordinated notes and are also subsidiary guarantors of the notes. Our subsidiaries that are not subsidiary guarantors, as of March 31, 2004 and for fiscal 2004, in the aggregate had immaterial net assets and generated de minimus levels of revenue and net income.

        The subsidiary guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed on an unsecured, senior subordinated basis the performance and full and punctual payment when due, whether at maturity, upon redemption, upon repurchase or otherwise, of all our obligations under the indenture, including obligations to the trustee, and the notes, whether for payment of principal of or interest, including contingent interest and additional amounts, if any, on the notes, expenses, indemnification or otherwise (all obligations guaranteed by the subsidiary guarantors being herein called the "guaranteed obligations"). The subsidiary guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses, including reasonable counsel fees and expenses, incurred by the trustee or the holders of notes in enforcing any rights under the subsidiary guarantees. Each subsidiary guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to that subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. We will cause each future subsidiary to execute and deliver to the trustee a supplemental indenture pursuant to which the subsidiary will guarantee payment of the notes on the same basis as the subsidiary guarantees of the other subsidiary guarantors.

        The obligations of a subsidiary guarantor under its subsidiary guarantee are senior subordinated obligations. Accordingly, the rights of holders of the notes to receive payment by a subsidiary guarantor pursuant to its subsidiary guarantee will be subordinated in right of payment to the rights of holders of senior indebtedness of that subsidiary guarantor.

        Each subsidiary guarantee is a continuing guarantee and shall, except as set forth in the first paragraph under this section, (a) remain in full force and effect until payment in full of all the guaranteed obligations, (b) be binding upon each subsidiary guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the trustee, the holders of the notes and their successors, transferees and assigns.

Interest

        The notes bear interest at a rate of 2.75% per year. We will also pay contingent interest on the notes in the circumstances described under "—Contingent Interest" and, if applicable, additional amounts in the circumstances described under "—Registration Rights." Interest, including contingent interest and additional amounts, if any, shall be payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2004.

        Interest on a note, including contingent interest and additional amounts, if any, will be paid to the person in whose name the note is registered at the close of business on the February 1 or August 1, as the case may be (each, a "record date"), immediately preceding the relevant interest payment date (whether or not that day is a business day); provided, however, that interest, including contingent interest and additional amounts, if any, payable upon redemption or repurchase by us will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is an interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from February 19, 2004 or from the most recent date to which interest has been paid or duly provided for.

Contingent Interest

        Beginning with the period commencing on August 20, 2009 and ending on February 14, 2010, and for each of the six-month periods thereafter commencing on February 15, 2010, we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the notes during the five trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes.

        On any interest payment date when contingent interest shall be payable, the contingent interest payable per note will equal 0.30% per year of the average trading price of that note during the applicable five trading-day reference period. For United States federal income tax purposes, the notes constitute contingent payment debt instruments.

        We will notify the holders of the notes by press release or otherwise upon a determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

        For purposes of this section, the "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the trustee for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

  •
  three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and

  •
  if only one such bid can reasonably be obtained by the trustee, that one bid shall be used;

provided that if in our reasonable judgment, the bid quotations are not indicative of the secondary market value of notes, then the trading price of the notes on any date of determination will equal (1) the applicable conversion rate of the notes as of such determination date multiplied by (2) the average last reported sale price (as defined below) of our common stock on the five trading days ending on the determination date.

        The bid solicitation agent will initially be the trustee. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate.

Optional Redemption by Alliant Techsystems

        No sinking fund is provided for the notes. The notes are not redeemable prior to August 20, 2009. On or after August 20, 2009, we may redeem the notes in cash in whole or in part at any time for a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but excluding the redemption date.

        If the redemption date is an interest payment date, interest, including contingent interest and additional amounts, if any, shall be paid on that interest payment date to the record holder on the relevant record date.

        We will provide not less than 30 nor more than 60 days' notice of redemption by mail to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

        Notes or portions of notes called for redemption will be convertible by the holder until the close of business on the second business day prior to the redemption date. Our notice of redemption will inform the holders of our election to deliver cash or a combination of cash and stock in lieu of delivery of common shares with respect to any notes or portions thereof converted prior to the redemption date.

        If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your notes for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be from the portion selected for redemption.

        We may not redeem the notes if we have failed to pay any interest, including contingent interest and additional amounts, if any, on the notes when due and that failure to pay is continuing. We will notify all of the holders if we redeem any of the notes.

Conversion Rights

        Subject to the qualifications and the satisfaction of the conditions and during the periods described below, you may convert each of your notes into shares of our common stock initially at a conversion rate of 12.5843 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $79.46 per share of common stock based on the issue price per note). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. You may convert fewer than all of your notes so long as the notes converted are an integral multiple of $1,000 principal amount. Upon surrender of a note for conversion, we are required to satisfy 100% of the principal amount of the notes converted solely in cash, with any remaining amount of the conversion obligation to be satisfied in cash, shares of our common stock or a combination of cash and stock, as described below under "—Payment Upon Conversion."

        You may convert your notes only in the following circumstances, which are described in more detail below, and to the following extent:

  •
  in whole or in part, upon satisfaction of the sale price condition;

  •
  if any of your notes are called for redemption, those notes, or portions thereof, that have been so called; or

  •
  in whole or in part, upon the occurrence of specified corporate transactions.

        If we call your notes for redemption, you may convert the notes only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you have already delivered a repurchase election with respect to a note, you may not surrender that note for conversion until you have withdrawn the repurchase election in accordance with the indenture.

        Upon conversion of a note, you will not receive any cash payment of interest, including contingent interest and additional amounts, if any, unless, as described below, that conversion occurs between a regular record date and the interest payment date to which it relates. Even if we elect to deliver shares of common stock upon surrender of a note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day prior to the conversion date. Our delivery to you of the cash or a combination of cash and shares of common stock, for any fractional share, will be deemed to satisfy our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued but unpaid interest, including contingent interest and additional amounts, if any, to but excluding the conversion date.

        As a result, accrued but unpaid interest, including contingent interest and additional amounts, if any, up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of our common stock upon conversion, see "Material United States Federal Income Tax Considerations."

        Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date but prior to the opening of business on the next succeeding interest payment date, holders of such notes at the close of business on the record date will receive the interest, including contingent interest and additional amounts, if any, payable on these notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest, including contingent interest and additional amounts, if any, payable on the notes so converted on the next succeeding interest payment date; provided that no payment need be made (1) if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and prior to the next interest payment date or (2) to the extent of any overdue interest, including contingent interest and additional amounts, if any, if any overdue interest exists at the time of conversion with respect to such note.

        If you convert notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay that tax.

Conversion upon Satisfaction of Sale Price Condition

        You may surrender your notes for conversion in any fiscal quarter (and only during that fiscal quarter) if the last reported sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is greater than or equal to 130% of the applicable conversion price per share of our common stock on such last trading day. Upon surrender of your notes for conversion, we will deliver cash in lieu of shares of common stock, as described below under "—Payment Upon Conversion."

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

Conversion upon Notice of Redemption

        If we call any or all of the notes for redemption, you may convert any of your notes that have been called for redemption at any time prior to the close of business on the second business day prior to the redemption date. Upon surrender of your notes for conversion, we will deliver cash in lieu of shares of common stock, as described below under "—Payment Upon Conversion."

Conversion upon Specified Corporate Transactions

        If we elect to:

  •
  distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

  •
  distribute to all holders of our common stock, assets (including cash), debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for that distribution, we must notify holders of the notes at least 20 business days prior to the ex-dividend date for that distribution. Once we have given this notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise would participate in the distribution without conversion. The "ex-dividend" date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer. Upon surrender of your notes for conversion, we will deliver cash in lieu of shares of common stock, as described below under "—Payment Upon Conversion."

        In addition, if we are a party to a consolidation, merger or binding share exchange, in each case pursuant to which our common stock would be converted into cash or property other than securities, a holder may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction. If we engage in certain reclassifications of our common stock or if we are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets, in each case pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note into our common stock will be changed into a right to convert a note into the kind and amount of cash, securities or other property which a holder would have received if the holder had converted its notes immediately prior to the applicable record date for that transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted. If the transaction also constitutes a fundamental change, a holder can require us to redeem all or a portion of its notes as described under "—Repurchase of Notes by Alliant Techsystems at Option of Holder upon a Fundamental Change."

Conversion Procedures

        To convert your note you must do each of the following:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

  •
  surrender the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date.

        The date you comply with these requirements is the conversion date under the indenture. If your interest is a beneficial interest in a global note, to convert you must comply with the last three requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global note.

        The conversion agent is currently the trustee. The conversion agent will, on your behalf, convert 100% of the principal amount of notes converted, solely in cash, with any remaining amount of the conversion obligations to be satisfied in cash, shares of common stock or a combination of cash and shares of common stock. You may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any notes are converted, together with a cash payment for any fractional share, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

        We will have the right to deliver cash in lieu of shares of common stock, as described below under "—Payment Upon Conversion."

Payment upon Conversion

        Our Right to Irrevocably Elect Payment.    Upon surrender of your notes for conversion, we have made the payment election to require us to satisfy our obligation to convert the notes (the "conversion obligation") by paying 100% of the principal amount of the notes converted after the date of such election (the "election date") solely in cash, with any remaining amount of the conversion obligation to be satisfied, at our sole option, in cash, shares of our common stock or a combination of cash and common stock.

        In the event that we receive your notice of conversion after the election date, your notice of conversion will not be retractable, and settlement (in cash and/or shares) will occur on the business day following the final day of the 20 trading day period beginning on the day after receipt of your notice of conversion (the "cash settlement averaging period").

        Conversion on or Prior to a Redemption Notice Date or the Final Notice Date.    In the event that we receive your notice of conversion on or prior to (1) the date on which we give notice of our optional redemption of notes as described under "—Optional Redemption by Alliant Techsystems" (a "redemption notice date") or (2) the date that is 20 days prior to maturity (the "final notice date"), the following procedures will apply:

  •
  If we choose to satisfy all of the conversion obligation in cash, we will notify holders through the trustee of our election at any time on or before the date that is two business days following the conversion date (the "cash settlement notice period"). If we timely elect to pay cash for the conversion obligation to holders upon conversion, holders may retract the conversion notice at any time during the two business days following the final day of the cash settlement notice period (the "conversion retraction period"). No such retraction can be made, and a conversion notice shall be irrevocable, if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). Upon the expiration of a conversion retraction period, a conversion notice shall be irrevocable. If we elect to satisfy all of the conversion obligation in cash, and the conversion notice has not been retracted, then the cash settlement averaging period will be the 20 trading day period beginning on the day after the final day of the conversion retraction period and settlement will occur on the business day following the cash settlement averaging period.

        Settlement amounts will be computed as follows:

  •
  If we elect to satisfy the entire conversion obligation in cash, we will deliver to holders cash in an amount equal to the product of:

  •
  a number equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the conversion rate, and

  •
  the average last reported sale price of our shares of common stock during the cash settlement averaging period.

        If we satisfy 100% of the principal amount of the notes in cash, we will deliver to holders the principal amount (the "cash amount") and a number of our shares of common stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares calculated as if we elected to satisfy the entire conversion obligation in shares over the number of shares equal to the sum, for each day of the cash settlement averaging period, of (x) 5% of the cash amount, divided by (y) the last reported sale price of our shares of common stock. In addition, we will pay cash for all fractional common shares based on the average last reported sale price of our shares of common stock during the cash settlement averaging period.

        "Trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which our common shares is then traded, provided that no day on which trading of our common shares is suspended on such exchange or other trading market will count as a trading day.

        Conversion After a Redemption Notice Date or the Final Notice Date.    With respect to conversion notices that we receive after a redemption notice date or the final notice date, we will not send individual notices of our election to satisfy all of the conversion obligation in cash. If we elect to redeem all or a portion of the notes, our notice of redemption will inform the holders of our election to deliver shares of our common stock or cash with respect to notes converted prior to the redemption date as described below under "—Optional Redemption." In addition, if we choose to satisfy all of the conversion obligation with respect to conversions after the final notice date in cash, on or before the final notice date we will send a single notice to holders indicating our election.

        In the event that we receive notice of conversion after a redemption notice date or the final notice date from holders of notes, settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under "—Conversion On or Prior to a Redemption Notice Date or the Final Notice Date," except that the "cash settlement averaging period" shall be the 20 trading day period beginning on the trading day after the conversion date. If a conversion notice is received from holders of notes after a redemption notice date or the final notice date, such holders will not be allowed to retract the conversion notice. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period.

Conversion Rate Adjustments

        The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

  (1)
  the payment to all holders of common stock of dividends or other distributions payable in shares of our common stock or our other capital stock;

  (2)
  the issuance to all holders of our common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 60 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than the current market price thereof; provided, that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration;

  (3)
  reclassifications, subdivisions, splits and combinations of our common stock;

  (4)
  distributions to all holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, cash, property or assets (excluding any dividend or distribution covered by clause (1) or (2) above); in the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the current market price of our common stock, in each case based on the average closing sale prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted; or

  (5)
  the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of our common stock which involves an aggregate consideration per share that exceeds our market capitalization divided by the total number of outstanding shares of common stock on the expiration of the tender or exchange offer.

        In the event that we make a cash distribution described in clause (4) above, the conversion rate will be adjusted by dividing:

  •
  the conversion rate, by

  •
  a fraction, (1) the numerator of which will be the current market price per share of our common stock and (2) the denominator of which will be the current market price per share of our common stock plus the amount per share of such distribution.

        Holders of notes will receive, upon conversion of notes, in addition to shares of our common stock, the rights under the stockholders rights agreement unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock; in the case of a separation, the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock shares of our common stock, evidences of indebtedness or assets described in clause (4) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

        In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that an increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days' prior notice of an increase in the conversion rate.

        The "current market price" per share of common stock on any day means the average of the last reported sale price for the 10 consecutive trading days from and including the ex-dividend trading with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex-dividend trading," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

        No adjustment to the conversion rate or the ability of a holder of a note to convert will be made if the holder will otherwise participate in the distribution without conversion.

        The applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest, including contingent interest and additional amounts, if any.

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment to the applicable conversion rate will be required unless the adjustment would require an increase or decrease of at least 1.0% of the applicable conversion rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than 1.0% will be carried forward and taken into account in any subsequent adjustment.

Repurchase of Notes by Alliant Techsystems at the Option of the Holder

        You have the right to require us to repurchase in cash all or a portion of your notes on August 15, 2009, February 15, 2014 and February 15, 2019 (each, a "repurchase date"). However, our ability to effect such a repurchase in cash on August 15, 2009, may be significantly limited by our senior credit facilities as more fully described under "—Limitations on Our Ability to Make Cash Payments." The repurchase price payable will be equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest, including contingent interest and additional amounts, if any, to but excluding the repurchase date.

        We will be required to repurchase any outstanding note for which you deliver a written repurchase notice to the paying agent. The trustee is the initial paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day prior to the repurchase date. You may withdraw your repurchase notice at any time prior to the close of business on the business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the notes listed in the notice. Our repurchase obligation will be subject to certain additional conditions described below.

        On or before the 25th business day prior to each repurchase date, we will provide to the trustee, the paying agent and all holders of notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

  •
  the repurchase price;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the repurchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  that the notes with respect to which a repurchase election has been given by the holder may be converted only if the holder withdraws the repurchase election in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        Your notice electing to require us to repurchase notes must state:

  •
  if certificated notes have been issued, the note certificate numbers of the notes to be repurchased;

  •
  the portion of the principal amount of notes to be repurchased, which must equal $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        If your notes are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

        No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the repurchase price of the notes.

        You may withdraw any repurchase notice in whole or in part by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the repurchase date. The withdrawal notice must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        If your notes are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

        To receive payment of the repurchase price, you must either effect book-entry transfer of your notes or deliver your notes, together with necessary endorsements, to the office of the paying agent after delivery of your repurchase notice. Payment of the repurchase price for a note will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the note.

        If the paying agent holds money or securities sufficient to pay the repurchase price of the notes on the business day following the repurchase date, then, on and after that date:

  •
  the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes has been made or the notes have been delivered to the paying agent; and

  •
  all other rights of the holders will terminate, other than the right to receive the repurchase price upon transfer or delivery of the notes.

        In addition, even though we may become obligated to repurchase any outstanding notes on a repurchase date, we may not have sufficient funds to pay the repurchase price on that repurchase date.

        We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase notice. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes.

Repurchase of Notes by Alliant Techsystems at Option of Holder upon a Fundamental Change

        If a fundamental change (as defined below in this section) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase in cash any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but excluding the fundamental change repurchase date.

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

  •
  any "person" (as that term is used in Section 13(d) of the Exchange Act) other than us, our subsidiaries or our or their employee benefit plans, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that for purposes of this clause that person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire), directly or indirectly, of more than 50% of the total voting power of all shares of our capital stock then outstanding and normally entitled to vote in the election of directors without regard to the occurrence of any contingency (the "voting stock"). For the purposes of this clause, a person shall be deemed to beneficially own any voting stock of an entity held by any other entity (the "parent entity"), if such person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of the parent entity;

  •
  during any period of two consecutive years, individuals who at the beginning of the period constituted our board of directors (together with any new directors whose election by our board of directors or whose nomination for election by our stockholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office;

  •
  the adoption of a plan relating to the liquidation or dissolution; or

  •
  the merger or consolidation of us with or into another person or the merger of another person with or into us or the sale of all or substantially all our assets to another person and, in the case of any such merger, consolidation or sale, our securities that are outstanding immediately prior to the transaction and which represent 100% of the aggregate voting power of our voting stock are changed into or exchanged for cash, securities or property, unless pursuant to that transaction those securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after that transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person or transferee.

        A fundamental change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

  •
  the last reported sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or the public announcement thereof, equals or exceeds 105% of the applicable conversion price of the notes immediately before the fundamental change or the public announcement thereof; or

  •
  at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the notes become convertible into such publicly traded securities.

        For purposes of the above paragraph the term "capital stock" of any person means any and all shares, including ordinary shares or American depositary shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

        In the event that at the time of a fundamental change the terms of the senior credit facilities restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders of the notes provided for in the immediately following paragraph but in any event within 45 days following any fundamental change, we shall:

  •
  repay in full all indebtedness under the senior credit facilities or, if doing so will allow the purchase of notes, offer to repay in full all indebtedness under the senior credit facilities and repay the indebtedness of each lender who has accepted such offer, or

  •
  obtain the requisite consent under the agreements governing the senior credit facilities to permit the repurchase of the notes as provided for in the immediately following paragraph.

        On or before the 45th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. The notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent;

  •
  the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  that the notes with respect to which a fundamental change repurchase election has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase election in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        We will not be required to make a fundamental change offer upon a fundamental change if a third party makes the fundamental change offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a fundamental change offer made by us and purchases all notes validly tendered and not withdrawn under the fundamental change offer.

        To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the fundamental change repurchase date, subject to extension to comply with applicable law, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase election and the form entitled "Form of Fundamental Change Repurchase Notice" on the reverse side of the notes duly completed, to the paying agent. Your repurchase election must state:

  •
  if certificated notes have been issued, the certificate numbers of the notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, your notice must comply with appropriate DTC procedures.

        No notes may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price of the notes.

        You may withdraw any repurchase election, in whole or in part, by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        If the notes are not in certificated form, your notice must comply with appropriate DTC procedures.

        We will be required to repurchase the notes no earlier than 30 days nor later than 60 days after the date of our notice of the occurrence of the relevant fundamental change subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the business day following the fundamental change repurchase date, then:

  •
  the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

  •
  all other rights of the holders will terminate, other than the right to receive the fundamental change repurchase price upon delivery or transfer of the notes.

        We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase of notes upon a fundamental change. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue thereof.

        The rights of the holders to require us to repurchase their notes upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti- takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other offerings of debt securities similar to the notes.

        The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of fundamental change includes a phrase relating to the sale of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale of less than all of our assets may be uncertain.

        The occurrence of certain of the events which would constitute a fundamental change would constitute a default under the senior credit facilities and would permit holders of our existing senior subordinated notes to require us to repurchase those notes. In addition, our future senior indebtedness and senior subordinated indebtedness could contain prohibitions of certain events which would constitute a fundamental change or require that senior indebtedness or senior subordinated indebtedness, as the case may be, to be repurchased or repaid upon a fundamental change. Moreover, the exercise by the holders of the notes of their right to require us to purchase the notes could cause a default under that senior indebtedness, even if the fundamental change itself does not, due to the financial effect of the repurchase on us. If any default on our senior indebtedness has occurred and is continuing, payment of principal of or interest, including contingent interest and additional amounts, if any, on the notes, or any purchase, repurchase, redemption or other acquisition or retirement for value of the notes will be subject to the subordination provisions described under "—Subordination."

        Consequently, if we are not able to prepay indebtedness outstanding under the senior credit facilities and any other senior indebtedness containing similar restrictions or obtain requisite consents, we will be unable to fulfill our repurchase obligations if holders of notes exercise their repurchase rights following a fundamental change, resulting in a default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates. Furthermore, the fundamental change provisions may in some circumstances make more difficult or discourage a takeover of us and the removal of incumbent management. The provisions under the indenture relative to our obligation to make an offer to purchase the notes as a result of a fundamental change may be waived or modified only with the written consent of the holders of a majority in principal amount of the notes.

Limitations on Our Ability to Make Cash Payments

        Our senior credit facilities, which expire on March 31, 2011, contain certain covenants and terms which limit our ability to pay cash to the holders of the notes to repurchase, redeem or retire the notes, or upon conversion of the notes. There is a general exception to these restrictions which allows us to redeem the notes, in whole or part, at any time after August 20, 2009, at a purchase price not to exceed 100% of the principal amount of the notes, plus applicable interest. This general exception will be available only so long as (i) no default exits under our senior credit facilities and (ii) after giving effect to the redemption we would have at least $75 million of cash and/or availability under the revolving portion of our senior credit facilities. On or before August 20, 2009, the amount of cash that we could potentially apply to any repurchase, redemption, retirement or conversion of the notes is limited to the amount allowed by a limited exception applicable to restricted payments generally under our senior credit facilities. The maximum amount that can be applied toward this limited exception at any given time is the sum of $50 million, plus an additional $25 million per fiscal year (the unused portion of this $25 million annual amount may be carried over and used in the following year), plus 25% of certain excess cash flows which we have accrued, plus 100% of the available proceeds from qualifying sales or issuances of equity interests. As of April 1, 2004, our ability to make payments with respect to the repurchase, redemption, retirement or conversion of the notes in cash under this exception is limited to $75 million and is subject over time to increase based on the foregoing formula or decrease depending on our usage of this exception. However, the amount that may be available under this exception at the time we are required to repurchase, redeem, retire or convert any of the notes may be substantially less than the entire principal amount of the notes. This limited exception will not be available if we are in default under our senior credit facilities. If, on or prior to August 20, 2004, we need to make a repurchase, redemption or retirement of the notes or payments with respect to the conversion of the notes that exceeds this limited exception, we will need to obtain a waiver or amend, or otherwise terminate, our senior credit facilities to allow us to make any such cash payments. There can be no assurance that we will be able to obtain a waiver or amendment and there can be no assurance that any other credit facilities we may enter into or debt instruments we may issue in the future will not have similar or more restrictive limitations than those contained in our senior credit facilities.

        Finally, our ability to pay cash to the holders of the notes upon a repurchase, redemption, retirement or conversion may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required payments in connection with any repurchase, redemption, retirement or conversion. Even if sufficient funds were otherwise available, the terms of the senior credit facilities will prohibit, subject to limited exceptions, our prepayment of notes prior to their scheduled maturity.

Merger and Sale of Assets

        The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all our assets to another person, unless:

  •
  the resulting, surviving or transferee person (the "successor company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor company (if not us) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

  •
  immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the successor company or subsidiary guarantor as a result of such transaction as having been incurred by the successor company or subsidiary guarantor at the time of such transaction), no default shall have occurred and be continuing;

  •
  we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and any supplemental indenture comply with the indenture; and

  •
  we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the transaction had not occurred.

        The successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, but in the case of a lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

        In addition, we will not permit any subsidiary guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person unless:

  •
  the resulting, surviving or transferee person (the "successor guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and that person (if not the subsidiary guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of the subsidiary guarantor under its subsidiary guarantee;

  •
  immediately after giving effect to the transaction (and treating any indebtedness which becomes an obligation of the successor guarantor or another subsidiary guarantor as a result of such transaction as having been incurred by the successor guarantor or the subsidiary guarantor at the time of the transaction), no default shall have occurred and be continuing; and

  •
  we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and any supplemental indenture comply with the indenture.

        The successor guarantor will succeed to, and be substituted for, and may exercise every right and power of, such subsidiary guarantor under the indenture, but the predecessor subsidiary guarantor in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

        Notwithstanding the foregoing:

  •
  any subsidiary guarantor may consolidate with, merge into or transfer all or part of its properties and assets to us or another subsidiary guarantor and

  •
  we may merge with an affiliate incorporated solely for the purpose of reincorporating us in another jurisdiction to realize tax or other benefits.

Subordination

        The payment of principal of, or interest, including contingent interest and additional amounts, if any, on, the notes (collectively, "payment on the notes" or "pay the notes") will rank junior in right of payment to the prior payment in full of all senior indebtedness. The notes constitute senior subordinated indebtedness ranking equal to all our senior subordinated indebtedness, including our existing senior subordinated notes, and senior to all our future subordinated indebtedness.

        We may not pay the notes if:

  (1)
  any of our designated senior indebtedness (as defined below) is not paid when due, or

  (2)
  any other default on our designated senior indebtedness occurs and the maturity of this designated senior indebtedness has been accelerated;

        unless, in either case,

  (x)
  the default has been cured or waived and any acceleration has been rescinded, or

  (y)
  the designated senior indebtedness has been paid in full in cash;

provided, however, that we may pay the notes without regard to the foregoing if we and the trustee receive written notice approving the payment from the representative of the designated senior indebtedness with respect to which either of the events set forth in clause (1) or (2) above has occurred and is continuing.

        During the continuance of any default, other than a default described in clause (1) or (2) of the immediately preceding paragraph, with respect to any of our designated senior indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the notes for a period (a "payment blockage period") commencing upon the receipt by the trustee, with a copy to us, of written notice (a "blockage notice") of such default from the representative of such designated senior indebtedness specifying an election to effect a payment blockage period and ending 179 days thereafter or earlier if such payment blockage period is terminated:

  •
  by written notice to the trustee and us from the person or persons who gave the blockage notice rescinding such blockage notice,

  •
  by repayment in full of the designated senior indebtedness, or

  •
  because the default giving rise to the blockage notice is no longer continuing.

        Notwithstanding the provisions described in the immediately preceding paragraph, but subject to the provisions contained in the second preceding and in the immediately succeeding paragraph, unless the maturity of the designated senior indebtedness has been accelerated or a payment default with respect to designated senior indebtedness has occurred and is continuing, we may resume payments on the notes after the end of the payment blockage period, including any missed payments.

        Not more than one blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period. However, if any blockage notice within that 360-day period is given by or on behalf of any holders of designated senior indebtedness other than the bank indebtedness (as defined below), the representative of the bank indebtedness may give another blockage notice within that period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any payment blockage period with respect to the designated senior indebtedness initiating the payment blockage period shall be, or be made, the basis of the commencement of a subsequent payment blockage period by the representative of the designated senior indebtedness, whether or not within a period of 360 consecutive days, unless that default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        If we fail to make any payment on the notes when due and within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, that failure will constitute an event of default under the indenture and will enable the holders of notes to accelerate the maturity thereof in accordance with the terms of the indenture. See "—Events of Default; Notice and Waiver."

        Upon any payment or distribution of the assets of us to creditors upon a total or partial liquidation or a total or partial dissolution of us or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property:

  •
  the holders of our senior indebtedness will be entitled to receive payment in full in cash of such senior indebtedness before the holders of the notes are entitled to receive any payment on the notes; and

  •
  until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of such senior indebtedness as their interests may appear, except that holders of the notes may receive any debt securities that are subordinated to such senior indebtedness to at least the same extent as the notes.

        If a distribution is made to holders of the notes that, due to the subordination provisions of the indenture, should not have been made to them, the holders will be required to hold it in trust for the holders of our senior indebtedness and pay it over to them as their interests may appear.

        If payment of the notes is accelerated because of an event of default, we or the trustee, provided that the trustee shall have received written notice from us, on which notice the trustee is entitled to conclusively rely, will promptly notify the holders of our designated senior indebtedness, or their representative, of the acceleration. If any of our designated senior indebtedness is outstanding, we may not pay the notes until five business days after the holders or the representative of that designated senior indebtedness receives notice of acceleration and, thereafter, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

        By reason of the subordination provisions of the indenture, in the event of insolvency, holders of our senior indebtedness may recover more, ratably, than the holders of the notes, and assets which would otherwise be available to pay obligations in respect of the notes will be available only after all senior indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes, our existing senior subordinated notes after payment in full of all senior indebtedness.

        The indenture contains substantially identical subordination provisions relating to each subsidiary guarantor's obligations under its subsidiary guarantee.

        As used in this prospectus, "designated senior indebtedness" means:

  (1)
  any and all amounts payable under or in respect of the senior credit facilities and any refinancing indebtedness, including, without limitation, any renewals, replacements, refundings, restatements substitutions or any other refinancings of any kind, with respect thereto (collectively, the "bank indebtedness") that may be incurred from time to time, whether before or after termination of the credit agreement related to the senior credit facilities, (including increasing the amount available for borrowing thereunder and including refinancings with the same or different lenders or agents), as amended, modified or supplemented from time to time, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in those proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof; and

  (2)
  any other of our senior indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by us in the instrument evidencing or governing such senior indebtedness as "designated senior indebtedness" for purposes of the indenture.

Events of Default; Notice and Waiver

        The following will be events of default under the indenture:

  •
  a default in the payment of principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise (whether or not prohibited by the provisions described under "—Subordination" above);

  •
  a default in the payment of any interest, including contingent interest and additional amounts, if any, on the notes when due (whether or not prohibited by the provisions described under "—Subordination" above) and that failure continues for a period of 30 days past the applicable due date;

  •
  we or any subsidiary guarantor fails to comply with its obligations under the covenant described under "—Merger and Sale of Assets" above;

  •
  the failure by us to cause each of our existing or future subsidiaries to become a subsidiary guarantor of the notes in accordance with the obligation to provide subsidiary guarantees as described under "—Subsidiary Guarantees" above and that failure continues for a period of 30 days after our receipt of notice in accordance with the provisions of the indenture;

  •
  we fail to provide notice of the occurrence of a fundamental change on a timely basis;

  •
  default in our obligation to convert the notes into shares of our common stock upon exercise of a holder's conversion right;

  •
  the failure by us to comply with our obligation to repurchase the notes at the option of a holder upon a fundamental change or on any other repurchase date;

  •
  default in our obligation to redeem the notes after we have exercised our option to redeem;

  •
  the failure by us or any subsidiary guarantor to perform or observe our other covenants in the indenture for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes;

  •
  default by us or any of our subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of our indebtedness or indebtedness of any of our subsidiaries for money borrowed in excess of $10.0 million for so long as our 8 1/2% senior subordinated notes are outstanding and $25.0 million thereafter or its foreign currency equivalent in the aggregate, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 10 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us or such subsidiary;

  •
  the entry of any judgment or decree not covered by insurance in excess of $10.0 million for so long as our 8 1/2% senior subordinated notes are outstanding and $25.0 million thereafter or its foreign currency equivalent rendered against us or any subsidiary guarantor and (i) the judgment or decree is not stayed, waived or discharged within 90 days or (ii) an enforcement proceeding thereon is commenced by any creditor;

  •
  certain events involving us or one of our significant subsidiary's bankruptcy, insolvency or reorganization; and

  •
  any subsidiary guarantee of a subsidiary guarantor holding more than 5% of our consolidated assets or generating more than 5% of our consolidated sales or net income as of and for the twelve months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms thereof) or any such subsidiary guarantor or person acting by or on behalf of any such subsidiary guarantor denies or disaffirms such subsidiary guarantor's obligations under the indenture or any subsidiary guarantee and such default continues for 10 days after receipt of the notice specified in the indenture.

        The foregoing will constitute events of default whatever the reason for the event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the trustee. The trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal or interest, including contingent interest or additional amounts, if any, on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

        If an event of default, other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us, occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and waive these past defaults.

        The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The holders of a majority in principal amount of outstanding notes may waive any past default under the indenture, except a default in the payment of principal or interest, including contingent interest or additional amounts, if any, a failure to convert any notes into common stock, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

        No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest, including contingent interest or additional amounts, if any, on the notes, unless:

  •
  the holder has given the trustee written notice of an event of default;

  •
  the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

  •
  the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes;

  •
  the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

  •
  the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

        The indenture requires us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

        A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our senior credit facilities or other indebtedness.

Satisfaction and Discharge of the Indenture

        The indenture will generally cease to be of any further effect with respect to the notes, if:

  •
  we have delivered to the trustee for cancellation all outstanding notes, with certain limited exceptions, or

  •
  all notes not previously delivered to the trustee for cancellation have become due and payable, whether at stated maturity or any redemption date or any repurchase date, including upon the occurrence of a fundamental change, or upon conversion or otherwise, and we have deposited with the trustee as trust funds the entire amount in cash and/or our common stock, as applicable under the terms of the indenture, sufficient to pay all the outstanding notes, and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

Legal Defeasance and Covenant Defeasance

        The notes are not subject to any defeasance provisions under the indenture.

Amendment and Modification

        The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note if it would:

  •
  reduce the principal amount of or change the stated maturity of any note;

  •
  reduce the rate or extend the time for payment of interest, including contingent interest or additional amounts, if any, on any note;

  •
  reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

  •
  impair the right of a holder to institute suit for payment on any note;

  •
  change the currency in which any note is payable;

  •
  impair the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion;

  •
  reduce the quorum or voting requirements under the indenture;

  •
  change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

  •
  subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture;

  •
  reduce the percentage of notes required for consent to any amendment or modification of the indenture;

  •
  make any change to the subordination provisions of the indenture that adversely affects the rights of any holder; or

  •
  modify any subsidiary guarantee in any manner materially adverse to the holders of the notes.

        We, the subsidiary guarantors and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:

  •
  to exercise our right to elect the payment option as described under "—Conversion Rights Payments upon Conversion Our Right to Irrevocably Elect Payment" (which election was duly made on October 26, 2004);

  •
  add guarantees with respect to the notes or secure the notes;

  •
  evidence the assumption of our or a subsidiary guarantor's obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

  •
  surrender any of our rights or powers under the indenture;

  •
  add covenants or events of default for the benefit of the holders of notes;

  •
  cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of holders;

  •
  to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

  •
  establish the forms or terms of the notes;

  •
  evidence the acceptance of appointment by a successor trustee;

  •
  provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986;

  •
  to make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of our or the subsidiary guarantor's senior indebtedness, or any representative thereof, under such subordination provisions; and

  •
  make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

        However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of senior indebtedness of us or a subsidiary guarantor then outstanding unless the holders of such senior indebtedness, or any group or representative thereof authorized to give a consent, consent to the change.

Calculations in Respect of Notes

        We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest, including contingent interest and additional amounts, if any, payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

        We have appointed BNY Midwest Trust Company, the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of the mailing.

Rule 144A Information Request

        We will furnish to the holders or beneficial holders of the notes or the underlying common stock and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Governing Law

        The notes and the indenture are be governed by, and construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

        The notes will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $1,000 principal amount and integral multiples of $1,000. Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for this purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and Paying Agent

        We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest on any notes represented by the registered certificated securities referred to below by check mailed to your address as it appears in the note register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

        Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

Book-Entry Delivery and Settlement

        We will issue the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

        DTC has advised us as follows:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

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  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

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  Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

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  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

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  Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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  The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission, sometimes referred to herein as the SEC.

        We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither us nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

        We expect that under procedures established by DTC:

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  Upon deposit of the global notes with DTC or its custodian, DTC credited on its internal system the accounts of certain direct participants with portions of the principal amounts of the global notes.

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  Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

        Notes represented by a global security will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.01 per share. At February 28, 2005, 37,325,597 shares of common stock were issued and outstanding.

Common Stock

        Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.

        Except as otherwise provided by law or stated below, the holders of common stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote, voting jointly as a single class with the holders of shares of cumulative preference stock (without regard to series). The holders of common stock do not have cumulative voting rights. The holders of common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities. Our common stock is not subject to redemption. All of our issued and outstanding common stock is fully paid and non-assessable.

Preferred Stock

        The restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including the following:

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  the designation of the series;

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  the rate and time of, and conditions and preferences with respect to, dividends, and whether the dividends will be cumulative;

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  the voting rights, if any, of shares of the series;

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  the price, timing and conditions regarding the redemption of shares of the series and whether a sinking fund should be established for the series;

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  the rights and preferences of shares of the series in the event of voluntary or involuntary dissolution, liquidation or winding up of our affairs; and

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  the right, if any, to convert or exchange shares of the series into or for stock or securities of any other series or class.

        We have designated 200,000 shares of our authorized preferred stock as Series A junior participating preferred stock. This designation was made in connection with our stockholders rights agreement.

Purposes and Effects of Certain Provisions of Our Restated Certificate of Incorporation

General

        The restated certificate of incorporation contains provisions that could make more difficult the acquisition of control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. Set forth below is a description of such provisions. This description is intended as a summary only and is qualified in its entirety by reference to the restated certificate of incorporation, the form of which is included as an exhibit to our annual report on Form 10-K, which is incorporated by reference into the registration statement of which this prospectus is a part.

Preferred Stock

        We believe that the availability of the preferred stock under the restated certificate of incorporation will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders' meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights which would enable the holder to block a proposed transaction. Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders' best interests. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Fair Price Provision

        Article TENTH of the restated certificate of incorporation requires the approval of a majority of our outstanding shares of voting stock, excluding voting stock held by any "interested stockholder," defined generally as the beneficial owner of more than 10% of our voting stock, in addition to any class vote required by law or otherwise, as a condition of specified business combinations, which are defined as transactions with or for the benefit of an interested stockholder, except in cases in which either specified price criteria and procedural standards are satisfied or the transaction is approved by a majority of our directors who are not affiliated with the interested stockholder and each of whom either was one of our directors prior to the time the interested stockholder became an interested stockholder or was recommended or elected by a majority of these directors. The price criteria under Article TENTH relate to the minimum value to be paid to the holders of our common stock and the procedural standards relate to:

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  the preservation of the dividend rate on our common stock;

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  limitations on an interested stockholder's acquisition of additional shares of our capital stock and the receipt from us of loans, financial assistance or tax advantages;

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  disclosure to our stockholders in connection with a proposed business combination; and

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  limitations on major changes in our business or equity capital structure.

Stockholders Rights Agreement

        On May 7, 2002, the Board of Directors adopted the Rights Agreement (referred to herein as the stockholders rights agreement), by and between us and LaSalle Bank National Association, as Rights Agent, and declared a dividend of one Right for each outstanding share of common stock, payable to shareholders of record at the close of business on May 28, 2002. The stockholders rights agreement provides that under certain circumstances, each holder of a Right be entitled to receive one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price per Right equal to $400. The Rights are not exercisable until the earlier of 10 days after a public announcement by us that a person or group has acquired 15% or more of our common stock or common stock equivalents or 10 business days (or a later date determined by our board of directors)

after a person or group begins a tender or exchange offer that will result in such person or group acquiring 15% or more of our common stock. We are entitled to redeem the Rights at one cent per Right at any time until the later of (x) the date upon which we publicly announce that such 15% position has been acquired, or (y) 5:00 p.m., Eastern time, on the tenth business day after the commencement of a tender offer or exchange by a person, whereupon the consummation thereof would result in a person or group obtaining a 15% position in our common stock. If we are involved in certain transactions after the Rights become exercisable, a holder of Rights, other than Rights beneficially owned by a shareholder who has acquired 15% or more of our common stock, which Rights become void, is entitled to buy a number of shares of the acquiring company's common stock, or our common stock, as the case may be, having a market value of twice the exercise price of each Right. A potential dilutive effect may exist upon the exercise of the Rights. The Rights under the stockholders rights agreement expire on May 28, 2012, unless earlier redeemed or exchanged. Until a Right is exercised, the holder has no rights as a stockholder including, without limitation, the right to vote as a stockholder or to receive dividends.

Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:

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  prior to that time, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

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  at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        For the purposes of Section 203, a "business combination" is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation's voting stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Mellon Human Resources & Investor Solutions.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences to "U.S. holders" and "non-U.S. holders," as defined below, relating to the purchase, ownership, conversion and other disposition of the notes or shares of our common stock received upon conversion of the notes. The following summary, to the extent described below under "Opinion as to U.S. Federal Income Tax Treatment," constitutes the opinion of our counsel, Jones Day.

        This summary:

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  does not purport to be a complete analysis of all the potential tax consequences that may be material to an investor based on the investor's particular tax situation;

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  is based on the existing provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), as amended, the existing applicable U.S. federal income tax regulations promulgated or proposed under the Internal Revenue Code (the "Treasury Regulations"), judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect, and which are subject to differing interpretations;

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  deals only with the beneficial owner of a note that will hold both the notes and the common stock received upon a conversion of the notes as "capital assets" (within the meaning of section 1221 of the Internal Revenue Code);

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  does not address tax consequences applicable to particular holders in light of their circumstances, including but not limited to: holders subject to special tax rules, such as banks, financial institutions, holders subject to the alternative minimum tax, tax-exempt organizations, nonresident aliens subject to the tax on expatriates under section 877 of the Internal Revenue Code, partnerships or other pass-through entities for U.S. federal income tax purposes, pension funds, insurance companies, corporations that accumulate earnings in order to avoid U.S. federal income tax, dealers in securities or currencies and traders in securities that elect to use a mark to market method of accounting for their securities holdings; persons that will hold notes as a position in a hedging or constructive sale transaction, "straddle," "conversion" or other integrated transaction for U.S. federal income tax purposes; U.S. holders that have a "functional currency" other than the U.S. dollar; and non-U.S. holders subject to special rules under the Internal Revenue Code, such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies";

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  does not discuss any state, local or non-U.S. taxes and any U.S. federal tax other than the income tax, including but not limited to, the U.S. federal estate tax; and

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  does not discuss any reporting requirements of, or other consequences under the Treasury Regulations relating to certain tax shelter transactions.

        Prospective investors are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership, conversion and other disposition of the notes and the ownership and disposition of the common stock received upon conversion of the notes. We have not sought and will not seek any rulings from the Internal Revenue Service with respect to any matter discussed herein. The Internal Revenue Service may not agree with the statements made and conclusions reached in this discussion and may successfully assert a contrary position.

        As used in this memorandum, the term "U.S. holder" means a beneficial owner of a note or of common stock received upon conversion of the notes that is, for United States federal income tax purposes:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity treated as a corporation, that is organized in or under the laws of the United States, any state or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust, if a court within the U.S. is able to exercise primary supervision over the trust's administration and one or more "U.S. persons" (as defined in section 7701(a)(30) of the Internal Revenue Code) have the authority to control all substantial decisions of the trust.

        Notwithstanding the preceding sentence, certain electing trusts in existence on August 20, 1996 that were treated as U.S. persons prior to such date may also be treated as U.S. holders.

        If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a holder of notes or of common stock received upon conversion of the notes, then the tax treatment of a partner in such partnership generally will depend upon the status of the partner and such partnership's activities. Such partners and partnerships should consult their tax advisors concerning the U.S. federal income tax consequences of holding and disposing of notes or shares of common stock received upon a conversion of the notes, as the case may be.

        The term "non-U.S. holder" means any beneficial owner of a note or shares of common stock received upon conversion of the notes that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A non-U.S. holder should see the discussion under the heading "—Non-U.S. Holders" below for more information.

        This summary of material U.S. federal income tax considerations is not tax advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws pertaining to any other U.S. federal tax other than the income tax, the laws of any state, local or foreign taxing jurisdiction and any applicable tax treaty.

Opinion as to U.S. Federal Income Tax Treatment

        We were advised by our counsel, Jones Day, on June 14, 2004 that, in their opinion, the notes will be treated for U.S. federal income tax purposes as debt instruments that are subject to Treasury Regulations governing contingent payment debt instruments, which we refer to as the "contingent debt regulations." All statements describing U.S. federal income tax laws contained in this summary, unless otherwise noted, constitute the opinion of Jones Day, as of June 14, 2004.

Classification of the Notes

        Pursuant to the terms of the indenture, we and each holder agreed to treat the notes, for U.S. federal income tax purposes, as indebtedness that is subject to the contingent debt regulations and to be bound by our application of the contingent debt regulations to the notes, including our determination of the rate at which interest is deemed to accrue on the notes and the schedule of projected payments on the notes, which we refer to as the "projected payment schedule." The remainder of this discussion assumes that the notes will be treated in accordance with these agreements and determinations.

        No legal or administrative authority directly addresses the treatment of all aspects of the notes for U.S. federal income tax purposes. The Internal Revenue Service has issued Revenue Ruling 2002-31 and Notice 2002-36, in which the Internal Revenue Service addressed the U.S. federal income tax classification and treatment of a contingent convertible debt instrument that bears similarities to, but is not identical to, the notes. In this published guidance, the Internal Revenue Service concluded that the debt instrument addressed therein was subject to the contingent debt regulations. In addition, the Internal Revenue Service clarified various aspects of the applicability to the debt instrument addressed therein of certain other provisions of the Internal Revenue Code. The applicability of the contingent debt regulations, Revenue Ruling 2002-31 and Notice 2002-36 to any particular debt instrument, such as the notes, is uncertain. In addition, no rulings have been sought or are expected to be sought from the Internal Revenue Service in respect of any of the U.S. federal income tax consequences discussed below. The Internal Revenue Service could take contrary positions and, as a result, it may not agree with the tax characterizations and tax consequences described below. A different treatment of the notes for U.S. federal income tax purposes could significantly alter the amount, timing, character and treatment of income, gain or loss recognized in respect of the notes from the tax consequences described below and could require a holder to accrue interest income at a rate different than the "comparable yield" described below.

        The remainder of this discussion assumes that the notes will be treated as indebtedness subject to the contingent debt regulations.

U.S. Federal Income Tax Consequences Applicable to U.S. Holders

Interest on the Notes

        Under the contingent debt regulations, actual cash payments on the notes, including payments of contingent interest, if any, will not be reported separately as taxable income, but, instead, will be taken into account under such regulations in determining the amount of interest income that accrues on the notes. As discussed more fully below, the effect of the contingent debt regulations will be to:

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  require each U.S. holder, regardless of such holder's regular method of tax accounting, to use the accrual method in respect of the notes;

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  require each U.S. holder to accrue and include interest income on the notes on a constant yield to maturity basis for each accrual period equal to (i) the product of the adjusted issue price, as defined below, of the notes as of the beginning of the accrual period and the comparable yield, as defined below, of the notes, adjusted for the length of the accrual period, (ii) divided by the number of days in the accrual period and (iii) multiplied by the number of days during the accrual period that the U.S. holder held the notes;

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  if the actual amount of a contingent payment is not equal to the projected amount, require appropriate adjustments to reflect this difference in the tax year of such payment; and

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  generally result in ordinary rather than capital treatment of any gain and, to some extent, loss on the sale, exchange, repurchase or redemption of the notes.

        Accordingly, a U.S. holder may be required to include interest in its taxable income in any tax year in an amount significantly in excess of the interest payments, including contingent interest payments, that it actually receives in that year.

        The "issue price" of a note is the first price at which a substantial amount of the notes is sold to investors, excluding bond houses, brokers and other similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The "adjusted issue price" of a note for any accrual period is its issue price, increased by any interest income previously accrued thereon, determined without regard to any adjustments to interest accruals, as described below, and decreased by the amount of any projected payments scheduled to be made in respect of the notes for prior accrual periods without regard to the actual amount paid.

        Under the contingent debt regulations, we are required to establish the "comparable yield" of the notes. The comparable yield of the notes is the annual yield we would incur, as of the initial issue date, on a fixed rate nonconvertible debt instrument with no contingent payments with terms and conditions otherwise comparable to the notes. In no event will the comparable yield be less than the "applicable federal rate" determined by the Secretary of the Treasury. Accordingly, we have determined the comparable yield to be 6.125% compounded semi-annually.

        We are required to provide to U.S. holders, solely for determining the amount of interest accruals for U.S. federal income tax purposes, the projected payment schedule for the notes. This schedule must produce the comparable yield. Our determination of the projected payment schedule for the notes includes estimates of the timing and amounts of payments of contingent interest and an estimate of a payment that takes into account the terms of the notes' conversion feature.

        Under the indenture and as required by the contingent debt regulations, for U.S. federal income tax purposes, each holder is required to use the comparable yield and projected payment schedule established by us in determining its interest accruals in respect of the notes, and the adjustments to such interest accruals described below. U.S. holders may obtain the projected payment schedule by submitting a written request to us at the address set forth under "Where You Can Find More Information and Incorporation by Reference."

        The precise manner of calculating the comparable yield is not entirely clear. Moreover, our determinations of the comparable yield and the projected payment schedule are not binding on the Internal Revenue Service and it could challenge such determinations. If it did so, and if any such challenge was successful, then the amount and timing of interest income accruals of the holders would be different from those reported by us or included on previously filed tax returns by the holders.

        The comparable yield and projected payment schedule have not been determined for any purpose other than for use in the determination of interest accruals and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable to the holders of the notes.

Adjustments to Interest Accruals on the Notes

        If a U.S. holder receives actual payments in respect of the notes in a tax year that, in the aggregate, exceed the aggregate amount of projected payments under the projected payment schedule for that tax year, then the U.S. holder will have a "net positive adjustment" equal to the amount of such excess. The U.S. holder will be required to treat a "net positive adjustment" as additional interest income for such tax year. For this purpose, the payments in a tax year include the fair market value of any property, including shares of our common stock received upon conversion of the notes.

        If a U.S. holder receives actual payments in respect of the notes in a tax year that, in the aggregate, are less than the aggregate amount of the projected payments under the projected payment schedule for that tax year, then the U.S. holder will have a "net negative adjustment" equal to the amount of the deficit. A net negative adjustment will (a) reduce the U.S. holder's interest income on the notes for that tax year, and (b) to the extent of any excess after the application of clause (a), give rise to an ordinary loss to the extent of such U.S. holder's total interest income in respect of the notes during prior tax years, reduced to the extent the interest income was offset by prior net negative adjustments treated as ordinary loss. Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward to offset future interest income in respect of the notes or to reduce the amount realized upon a sale, exchange, conversion, repurchase or redemption of the notes.

        If a subsequent purchaser of notes has a tax basis in its notes that differs from the adjusted issue price of such notes on the purchase date, then such a holder must, upon acquiring such notes, reasonably allocate this difference among the remaining daily portions of interest on such notes and the projected payments over the remaining term of the notes. If such a subsequent purchaser's tax basis is less than the adjusted issue price on the purchase date (e.g., the holder purchased the notes at a discount), then the amounts allocated are treated as positive adjustments on the dates that the daily portions of interest accrue or the projected payments are made, as applicable. If such subsequent purchaser's tax basis exceeds the adjusted issue price on the purchase date (e.g., the holder purchased the notes at a premium), then the amounts allocated are treated as negative adjustments on the dates that the daily portions of interest accrue or the projected payments are made, as applicable. Holders that are subsequent purchasers of notes should consult their tax advisors regarding such potential allocations and adjustments.

Sale, Exchange, Conversion, Repurchase or Redemption of the Notes

        In general, the sale, exchange, conversion, repurchase or redemption of a note may result in taxable gain or loss to a U.S. holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the notes take into account the potential receipt of cash or a combination of cash and shares of our common stock upon conversion as a contingent payment in respect of the notes. Accordingly, we intend to treat the receipt of our common stock or cash by a U.S. holder upon the conversion of a note as a contingent payment under the contingent debt regulations. As described above, U.S. holders are bound to follow our determination of the comparable yield and our projected payment schedule. Under this treatment, a conversion of the notes may result in gain or loss to a U.S. holder, which will be treated as ordinary income or loss to the extent described below. The amount of gain or loss on a sale, exchange, conversion, repurchase or redemption will be measured by the difference between:

  •
  the amount of cash, plus the fair market value of any property received by the U.S. holder, including the fair market value of any shares of our common stock received upon a conversion of the notes; reduced by

  •
  the U.S. holder's adjusted tax basis in the notes.

        A U.S. holder's adjusted tax basis in a note on any date will be equal to such U.S. holder's original purchase price for the note, subject to adjustments. These adjustments include an increase for any interest income previously accrued by the U.S. holder under the contingent debt regulations as described above (other than any positive or negative adjustments reflecting discount or premium on a subsequent purchase of notes, which increase or decrease tax basis), determined without regard to any net positive or negative adjustments to interest accruals described above, and a decrease equal to the amount of any projected payments, as described above, scheduled to be made on the notes for prior accrual periods to the U.S. holder through that date without regard to the actual amount paid.

        Gain recognized upon a sale, exchange, conversion, repurchase or redemption of a note will be treated as ordinary interest income. Any loss recognized upon a sale, exchange, conversion, repurchase or redemption of a note will be treated as an ordinary loss to the extent of the excess of previous interest inclusions, including prior net positive adjustments, over the total net negative adjustments previously taken into account as ordinary loss, and thereafter as capital loss. Any recognized capital loss will be long-term if the note is held for more than one year. The deductibility of capital loss is subject to limitations.

        Upon conversion of a note for cash or a combination of cash and shares of our common stock, any accrued and unpaid interest on such note shall be deemed to be paid by the receipt of such cash or a combination of cash and common stock. A U.S. holder's initial tax basis in shares of our common stock received upon a conversion of a note will equal the then current fair market value of such common stock at the time of conversion. The holding period of the common stock received upon conversion will commence on the day immediately following the date of conversion.

Disposition of Common Stock

        Upon the sale or other disposition of our common stock received upon conversion of a note, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other disposition and (ii) the U.S. holder's adjusted tax basis in the common stock. The capital gain or loss will be long-term if the U.S. holder's holding period in respect of the common stock is more than one year. The deductibility of capital loss is subject to limitations.

Dividends on Shares of Common Stock

        Distributions to a U.S. holder on shares of our common stock will be treated as a dividend to the extent payable out of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the tax year of the distribution.

        To the extent that a U.S. holder receives a distribution on shares of our common stock that would have constituted a dividend for U.S. federal income tax purposes had it not exceeded our current and accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, which reduces the holder's basis in its shares of our common stock, and thereafter will be treated as capital gain.

        Dividends received by a non-corporate U.S. holder on shares of our common stock in tax years beginning on or before December 31, 2008 will be subject to tax at preferential rates, provided that certain conditions are met. Dividends paid and constructive dividends deemed paid to corporate U.S. holders may qualify for a dividends-received deduction.

Constructive Dividends

        If at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes is increased, then the increase may be deemed to be the payment of a taxable dividend to U.S. holders of the notes. For example, an increase in the conversion rate in the event of our distribution of debt instruments or assets to our stockholders may result in deemed dividend treatment to U.S. holders of the notes. However, an increase, in the conversion rate in the event of stock dividends or the distribution of rights to our stockholders to subscribe for our common stock generally will not result in deemed dividend treatment to U.S. holders. Any deemed distributions will be taxable as a dividend, return of capital or capital gain as discussed under "—U.S. Federal Income Tax Consequences Applicable to U.S. Holders—Dividends on Shares of Common Stock" above.

Non-U.S. Holders

Interest on the Notes

        All payments on the notes made to a non-U.S. holder, including the issuance of shares of our common stock pursuant to a conversion (other than possibly a portion of any such payment that is attributable to certain adjustments of the conversion rate), will be exempt from U.S. federal income and withholding tax, provided that:

  •
  such payments are not effectively connected with the conduct by such non-U.S. holder of a trade or business within the U.S.;

  •
  the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the non-U.S. holder is not a "controlled foreign corporation" that is related to us by stock ownership within the meaning of the applicable sections of the Internal Revenue Code;

  •
  the non-U.S. holder is not a bank that receives interest described in section 881(c)(3)(A) of the Internal Revenue Code;

  •
  the notes and the common stock received upon conversion of the notes are and continue to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Internal Revenue Code;

  •
  we are not and have not been a U.S. real property holding corporation, as defined below; and

  •
  the non-U.S. holder of the note, under penalty of perjury, certifies on a properly executed and delivered Internal Revenue Service Form W-8BEN or other form, if applicable, that it is not a U.S. person and provides its name and address.

        The certification described in the last clause above may be provided by a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business. Under the Treasury Regulations, this certification may also be provided by a qualified intermediary on behalf of one or more beneficial owners or other intermediaries, provided that the intermediary has entered into a withholding agreement with the Internal Revenue Service and other conditions are met. A non-U.S. holder that is not exempt from tax under these rules generally will be subject to U.S. federal withholding tax at a gross rate of 30% unless the interest is effectively connected with the conduct of a U.S. trade or business and the non-U.S. holder of the note so certifies under penalty of perjury on a properly executed and delivered IRS Form W-8ECI, or other applicable form, in which case such interest will be subject to U.S. federal income tax based on such non-U.S. holder's net effectively connected income in a similar manner as if it were received by a U.S. holder. Corporate non-U.S. holders that receive interest income that is effectively connected with the conduct of a trade or business within the U.S. may also be subject to an additional "branch profits" tax on such income. Non-U.S. holders should consult applicable income tax treaties, which may provide reduced rates of or an exemption from U.S. federal withholding tax. Non-U.S. holders will be required to satisfy certification requirements in order to claim a reduction of or exemption from withholding tax pursuant to the applicable income tax treaties. A non-U.S. holder may meet the certification requirements under this paragraph by providing a form W-8BEN or appropriate substitute form to us or our agent.

Dividends on Shares of Common Stock

        Any distribution on shares of common stock to a non-U.S. holder generally will be subject to U.S. federal income tax withholding at a rate of 30% unless (a) it is subject to reduction or exemption by an applicable income tax treaty and the non-U.S. holder provides an Internal Revenue Service Form W-8BEN certifying, under penalty of perjury, that it is entitled to the treaty benefits, (b) upon the receipt of Internal Revenue Service Form W-8ECI from a non-U.S. holder claiming that the payments are effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder, in which case the dividend will be subject to the U.S. federal income tax generally in the same manner as if it were received by a U.S. holder. Corporate non-U.S. holders that receive dividend income that is effectively connected with the conduct of a trade or business within the U.S. also may be subject to an additional "branch profits" tax on the income. Non-U.S. holders should consult any applicable income tax treaties, which may provide reduced rates of or an exemption from U.S. federal withholding tax. Non-U.S. holders will be required to satisfy certification requirements in order to claim a reduction of or exemption from withholding under the applicable income tax treaties.

Constructive Dividend

        As discussed above, an adjustment to the conversion rate of the notes could possibly give rise to a deemed distribution to holders for U.S. federal income tax purposes. See "—U.S. Federal Income Tax Considerations Applicable to U.S. Holders—Constructive Dividends" above for more information. With respect to non-U.S. holders, the deemed distribution would be subject to the rules described above under "Non-U.S. Holders—Dividends on Shares of Common Stock," regarding withholding of U.S. federal income tax on dividends in respect of common stock.

Sale or Other Disposition of Notes or Shares of Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized upon the sale or other disposition of the notes or shares of common stock unless:

  •
  the gain is effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder; or

  •
  in the case of a non-U.S. holder who is a nonresident alien individual and holds the note or common stock, as the case may be, as a capital asset, such holder is present in the U.S. for 183 or more days in the tax year of the disposition and certain other conditions exist.

U.S. Real Property Holding Corporation

        The foregoing discussion of the U.S. taxation of non-U.S. holders of notes and our common stock issuable upon conversion of the notes assumes that we are not, at any relevant time, a "U.S. real property holding corporation," within the meaning of the Internal Revenue Code. Under present law, we would not be a U.S. real property holding corporation, so long as the fair market value of our "U.S. real property interests" is less than 50% of the sum of the fair market value of our U.S. real property interests, our interests in non-U.S. real property and our other assets that are used or held in a trade or business on certain determination dates. We believe that we are not, have never been and do not expect to become a U.S. real property holding corporation.

        In the event that we become a U.S. real property holding corporation, gain recognized by non-U.S. holders on a disposition of notes or the common stock issuable upon conversion of the notes may be subject to U.S. federal income tax, including any applicable withholding tax.

Information Reporting and Backup Withholding

U.S. Holders

        Certain non-exempt U.S. holders will be subject to information reporting in respect of any payments we may make on the notes or shares of our common stock received upon the conversion of the notes, including any deemed payment upon issuance of shares of our common stock pursuant to a conversion of the notes, the proceeds of the sale or other disposition of the notes or shares of our common stock or any dividends on shares of our common stock. In addition, backup withholding (currently at a rate of 28%) may apply, unless a U.S. holder supplies a taxpayer identification number and other information, certified under penalties of perjury, or otherwise establishes, in the manner prescribed by applicable law, an exemption from backup withholding. Amounts withheld under backup withholding are allowable as a refund or a credit against the U.S. holder's federal income tax upon furnishing the required information on a timely basis to the Internal Revenue Service.

Non-U.S. Holders

        We will, where required, report to non-U.S. holders and to the Internal Revenue Service the amount of any principal, interest and dividends, if any, paid on the notes or shares of common stock. Under current U.S. federal income tax law, backup withholding tax will not apply to payments if the required certifications are received, provided, in each case, however, that neither we nor our paying agent, as the case may be, have actual knowledge or reason to know that the payee is a U.S. person that is not an exempt recipient.

        Under the Treasury Regulations, payments on the sale, exchange or other disposition of notes or shares of common stock effected through a foreign office of a broker to an offshore account maintained by a non-U.S. holder are generally not subject to information reporting or backup withholding. However, if the broker is a U.S. person, a "controlled foreign corporation," a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, a foreign partnership with significant U.S. ownership or a U.S. branch of a foreign bank or insurance company, then information reporting will be required, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption and the broker has neither actual knowledge nor a reason to know that the beneficial owner is not entitled to an exemption. Backup withholding will apply if the sale or other disposition is subject to information reporting and the broker has actual knowledge or reason to know that the beneficial owner is a U.S. person that is not an exempt recipient.

        Information reporting and backup withholding will apply to payments effected at a U.S. office of any U.S. or foreign broker, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption and the broker has no actual knowledge or reason to know that the beneficial owner is not entitled to an exemption.

        Backup withholding does not represent an additional income tax. Amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

SELLING SECURITYHOLDERS

        The notes were originally issued by us and sold to Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., BNY Capital Markets, Inc., and NatCity Investments, Inc., to whom we refer to elsewhere in this prospectus as the "initial purchasers," in transactions exempt from the registration requirements of the federal securities laws. The initial purchasers resold the notes to persons reasonably believed by them to be "qualified institutional buyers," as defined by Rule 144A under the Securities Act. The selling securityholders, which term includes their transferees, pledges, donees or successors, may from time to time offer and sell pursuant to this prospectus any and all of the notes and the shares of common stock issuable upon conversion and/or redemption of the notes. Set forth below are the names of each selling securityholder, the principal amount of the notes that may be offered by such selling securityholder pursuant to this prospectus and the number of shares of common stock into which the notes are convertible, each to the extent known to us as of the date of this prospectus. None of the selling securityholders which is a broker-dealer acquired notes as compensation for underwriting activities. Each selling securityholder that is an affiliate of the a broker-dealer has represented to us that it purchased the notes to be resold in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute the notes at the time of their purchase. None of the selling securityholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

        Any or all of the notes or common stock listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amount of notes or common stock that will be held by the selling securityholders upon consummation of any particular sale. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which the information regarding their notes was provided in transactions exempt from the registration requirements of the Securities Act.

Name	Aggregate Principal Amount of Notes that may be Sold	Percentage of Notes Outstanding	Common Stock Owned Prior to Conversion	Common Stock Registered Hereby(1)
Acuity Master Fund, Ltd.(22)	1,675,000	*	—	21,079
American Investors Life Insurance Company(2)	400,000	*	—	5,034
Arkansas PERS(3)	825,000	*	—	10,382
Astrazeneca Holdings Pension(3)	250,000	*	—	3,146
Associated Electric & Gas Insurance Services Limited(5)	200,000	*	—	2,517
BNP Paribas Equity Strategies, SNC(4)(a)	1,983,000	*	6,000	68,182
Calamos Convertible Fund—Calamos Investment Trust(5)	6,300,000	2.25%	—	79,281
Calamos Market Neutral Fund-Calamos Investment Trust(5)	18,700,000	6.68%	—	235,326
Chrysler Corporation Master Retirement Trust(6)(a)	7,180,000	2.56%		90,355
CNH CA Master Account, L.P.(7)	1,000,000	*	—	12,584
Consulting Group Capital Markets Funds(5)	1,600,000	*	—	20,135
CooperNeff Convertible Strategies (Cayman) Master Fund, LP(4)	1,897,000	*	—	66,420
Credit Suisse First Boston Europe Ltd (8)(b)	16,500,000	5.89%	—	208
Delaware PERS(3)	800,000	*	—	10,067
Delta Air Lines Master Trust—CV(6)(a)	140,000	*	—	21,960
Deutsche Bank Securities Inc.(12)(b)	2,575,000	*	—	32,405
Diaco Investments LP(23)	550,000	*	—	6,921
Dorinco Reinsurance Company(5)	440,000	*	—	5,537
Duke Endowment(3)	110,000	*	—	5,978

Excelsior Master Fund L.P.(26)	900,000	*	—		11,326
F.M. Kirby Foundation, Inc.(6)(a)	1,205,000	*	—		21,205
Geode U.S. Convertible Arbitrage Fund, a series of Geode Investors LLC(9)	2,750,000	*	—		34,607
GLG Market Neutral Fund(27)	37,000,000	13.21%	—(28)		465,619
Goldman Sachs & Co.(24)(b)	1,400,000	*	—		17,618
Guggenheim Portfolio Co. XV, LLC(10)	1,500,000	*	—		18,876
HighBridge International LLC(11)(a)	13,250,000	4.73%	—		125,843
ICI American Holdings Trust(3)	180,000	*	—		2,265
Institutional Benchmarks Master Fund Ltd.(13)	1,250,000	*	—		15,730
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(6)(a)	690,000	*	—		12,081
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(6)(a)	665,000	*	—		11,703
International Truck & Engine Corporation Retiree Health Benefit Trust(6)(a)	270,000	*	—		4,782
Lyxor / Convertible Arbitrage Fund Limited(4)	366,000	*	—		12,156
Merrill Lynch Pierce Fenner & Smith, Inc.(12)(b)	10,000,000	3.57%	—		125,843
Microsoft Corporation(6)(a)	1,360,000	*	—		23,910
Motion Picture Industry Health Plan—Active Member Fund(6)(a)	130,000	*	—		2,202
Motion Picture Industry Health Plan—Retiree Member Fund(6)(a)	90,000	*	—		1,573
OCLC Online Computer Library Center Inc.(3)	25,000	*	—		315
OCM Convertible Trust(6)(a)	2,275,000	*	—		39,955
OCM Global Convertible Securities Fund(6)	170,000	*	—		2,139
Pacific Life Insurance Company(25)	1,000,000	*	—		12,584
Partner Reinsurance Company Ltd.(6)(a)	975,000	*	—		17,115
Pioneer High Yield Fund(14)	35,025,000	12.51%	—		440,765
Pioneer High Yield VCT Portfolio(14)	1,725,000	*	—		21,708
Pioneer U.S. High Yield Corp Bond Sub Fund(14)	2,900,000	1.04%	—		36,494
Polygon Global Opportunities Master Fund(15)	6,000,000	2.14%	—		75,506
Prudential Insurance Co. of America(3)	50,000	*	—		629
Ramius Capital Group(10)(a)	500,000	*	—		6,292
RBC Alternative Assets, L.P.(16)(a)	100,000	*	—		1,258
RCG Latitude Master Fund, LTD(10)(a)	4,500,000	1.61%	—		56,629
Royal Bank of Canada(12)(a)	3,500,000	1.25%	—		44,045
S.A.C. Arbitrage Fund, LLC(29)	4,000,000	1.43%	38,830	(30)	50,337
Sagamore Hill Hub Fund, Ltd.(17)	15,000,000	5.36%	—		188,765
Sage Capital Management, LLC(21)	7,000,000	2.50%	—		88,090
SCI Endowment Care Common Trust Fund—National Fiduciary Services(5)	85,000	*	—		1,070
SCI Endowment Care Common Trust Fund—Suntrust Bank(5)	45,000	*	—		566
SCI Endowment Care Common Trust Fund—Wachovia(5)	20,000	*	—		252
S.G. Cowen Securities Corporation(18)(b)	250,000	*	—		3,146

Singlehedge US Convertible Arbitrage Fund(4)	350,000	*	—	12,584
State Employees' Retirement Fund of the State of Delaware(6)(a)	1,485,000	*	—	26,050
State of Oregon—Equity(3)	2,500,000	*	—	31,461
Sturgen Limited(4)	404,000	*	—	13,918
Syngenta AG(3)	140,000	*	—	1,762
The St. Paul Travelers Companies, Inc.—Commercial Lines(6)(a)	315,000	*	—	3,964
The St. Paul Travelers Companies, Inc.—Personal Lines(6)(a)	210,000	*	—	2,643
UnumProvident Corporation(6)(a)	590,000	*	—	7,425
White Diversified Convertible Arbitrage Partners LP(19)	1,000,000	*	—	12,584
Qwest Occupational Health Trust(6)(a)	190,000	*	—	3,335
Xavex Convertible Arbitrage 5 Fund(10)	1,000,000	*	—	12,584
Zazove Convertible Arbitrage Fund L.P.(20)	3,025,000	1.08%	—	73,933
Zazove Hedged Convertible Fund L.P.(20)	1,250,000	*	—	23,281
All other holders of notes or future transferees, pledges, donees or successors of any such holders	46,265,000	16.52%	-(31)	582,213

*
Less than 1%

(a)
This selling securityholder is an affiliate of a broker-dealer.

(b)
This selling securityholder is a broker-dealer.

(1)
Assumes conversion of all of the holder's notes at a conversion rate of 12.5843 shares of common stock per $1,000 principal amount at maturity of the notes. This conversion rate will be subject to adjustment as described under "Description of Notes—Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)
Thomas V. Ray is president of Inflective Asset Management, LLC and has sole voting and dispositive power over the registrable securities of this selling securityholder.

(3)
Ann Houlihan of Froley, Revy Investment Co., Inc. has sole voting and dispositive power over the registrable securities held by this selling securityholder.

(4)
Christian Menestrier, chief executive officer of CooperNeff Advisors, Inc., which indirectly controls the selling securityholder, has sole voting and dispositive power over the registrable securities of this selling securityholder

(5)
Nick Calamos, of Calamos Investments, has sole voting and dispositive power over the registrable securities held by this selling securityholder.

(6)
Oaktree Capital Management LLC has voting and investment control over the aggregate principal amount of the notes. Lawrence Keele is a principal of Oaktree Capital Management and is the portfolio manager of this selling securityholder.

(7)
CNH Partners, LLC is the investment advisor for this selling securityholder and has sole voting and dispositive powers over the registrable securities of this selling securityholder. Robert Krail, Mark Mitchell and Todd Palvino are the investment principals for CNH Partners.

(8)
This selling securityholder is owned by Credit Suisse First Boston, a publicly-held entity.

(9)
Geode Capital Management, LLC is the manager and investment manager of Geode Investors LLC and Vincent Gubitosi has sole voting and dispositive power over the registrable securities of this selling securityholder.

(10)
Alex Adair, of Ramius Capital Group, LLC, has sole voting and dispositive power over the registrable securities of this selling securityholder.

(11)
Glenn Dubin and Henry Swieca, principals of HighBridge Capital Management, which is the trading adviser to this selling securityholder, have shared voting and dispositive power over the registrable securities of this selling securityholder.

(12)
This selling securityholder is a publicly-held entity.

(13)
Gene T. Pretti, investment advisor, has discretionary authority over the investments, including sole voting and dispositive power over the registrable securities, of this selling securityholder.

(14)
Pioneer Investment Management, Inc., this selling securityholder's investment advisor, has voting and dispositive power over the registrable securities of the selling securityholder. Pioneer Investment Management is indirectly owned by UniCredito Italiano S.p.A., a publicly-held entity.

(15)
This board of directors of this selling securityholder has sole voting and dispositive power over the registrable securities of this selling securityholder. The board of directors is comprised of: Alex Jackson, Byron Knief, Brandon Jones, Erik Caspersen, Greville Ward, and Reade Griffith.

(16)
RBC Alternative Assets, Inc. is the general partner of this selling securityholder and has sole voting and dispositive power over its registrable securities. RBC Alternative Assets is owned by RBC Dominion Securities, Inc., which is owned by RBC Dominion Securities, Ltd., which is owned by Royal Bank DS Holding Inc., which is owned by Royal Bank Holding, Inc., which is owned by Royal Bank of Canada, a publicly-held entity.

(17)
Sagamore Hill Capital Management, L.P. acts as the investment manager for this selling securityholder with respect to the registrable securities and as such has sole voting and dispositive power over the registrable securities. Steven H. Bloom is the manager of the general partner of Sagamore Hill Capital Management, L.P.

(18)
Societe Generale, a publicly-held entity, is the controlling shareholder of this selling securityholder.

(19)
Whitebox Diversified Convertible Arbitrage Advisors LLC is the general partner of this selling securityholder. Andrew Redleaf, managing member of Whitebox Diversified Convertible Arbitrage Advisors, has sole voting and dispositive power over the registrable securities of this selling securityholder.

(20)
Gene T. Pretti is the general partner of this selling securityholder and has sole voting and dispositive power over its registrable securities.

(21)
Peter DeLisser, the managing member, has sole voting and dispositive control over the registrable securities of this selling securityholder.

(22)
Acuity Capital Management is the investment manager of this selling securityholder and has sole voting and dispositive power over its registrable securities. David J. Harris and Howard Needle are the members of Acuity Capital Management.

(23)
Simon Glich is the general partner of this selling securityholder and has sole voting and dispositive power over its registrable securities.

(24)
The Goldman Sachs Group, Inc. and The Goldman Sachs & Co. L.L.C., general partners of this selling security holder, have sole voting and dispositive power over the registrable securities of this securityholder.

(25)
Larry Card, Elaine Havens, Simon Lee and Rex Olson, portfolio managers for this selling securityholder, have shared voting and dispositive power over its registrable securities.

(26)
This selling securityholder is a partnership and its general partner is Excelsior Capital Management LLC. The shareholders of the Excelsior Capital Management LLC are Edward E. Lees, James A. White, Jr., and Robert Jordan, who have shared voting and dispositive power over the securities of this selling securityholder.

(27)
This selling securityholder is a publicly held company. Its investment manager, GLG Partners LP, has sole voting and dispositive power over the registrable securities of this selling securityholder. The general partner of GLG Partners LP is GLG Partners Limited. The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green, Philippe Jabre and Lehman (Cayman) Limited, a subsidiary of Lehman Brothers, Inc.

(28)
This selling securityholder owns $20,000,000 of our 3.00% convertible senior subordinated notes.

(29)
Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company ("SAC Capital Advisors"), and S.A.C. Capital Management, LLC, a Delaware limited liability company ("SAC Capital Management") share all investment and voting power with respect to the securities held by SAC Arbitrage Fund, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any of the registrable securities.

(30)
This selling securityholder also owns $1,000,000 of our 3.00% convertible senior subordinated notes.

(31)
Assumes that any other holders of notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

        The preceding table has been prepared based upon information furnished to us by the selling securityholders named in the table. From time to time, additional information concerning ownership of the notes and common stock may be known by certain holders thereof not named in the preceding table, with whom we believe we have no affiliation. Information about the selling securityholders may change over time. Information about selling securityholders will be set forth in post-effective amendments to the registration statement of which this prospectus is a part. Any changed information with respect to named selling securityholders will be set forth in supplements or amendments to this prospectus as required.

PLAN OF DISTRIBUTION

        The notes and the common stock are being registered to permit public secondary trading of these securities by the holders thereof from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the notes and the common stock covered by this prospectus.

        We will not receive any of the proceeds from the offering of the notes or the common stock by the selling securityholders. We have been advised by the selling securityholders that the selling securityholders may sell all or a portion of the notes and common stock beneficially owned by them and offered hereby from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The selling securityholders may also make private sales directly or through a broker or brokers. Alternatively, any of the selling securityholders may from time to time offer the notes or the common stock beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling securityholders and the purchasers of the notes and the common stock for whom they may act as agent. The aggregate proceeds to the selling securityholders from the sale of the notes or common stock offering will be the purchase price of such notes or common stock less discounts and commissions, if any.

        The notes and the common stock may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the holders of such securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection therewith.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with sales of the notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and the underlying common stock in the course of hedging their positions. The selling securityholders may also sell the notes and underlying common stock short and deliver notes and the underlying common stock to close out short positions, or loan or pledge notes and the underlying common stock to broker-dealers that in turn may sell the notes and the underlying common stock.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling securityholders. It is possible that selling securityholders may decide not to sell any or all of the notes and the underlying common stock offered by them pursuant to this prospectus. In addition, the selling securityholders may transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        Our outstanding common stock is listed for trading on the New York Stock Exchange.

        Certain selling securityholders, including Credit Suisse First Boston Europe Ltd, Deutsche Bank Securities Inc., Goldman Sachs & Co., Merrill Lynch Pierce Fenner & Smith, Inc., and S.G. Cowen Securities Corporation are broker-dealers and therefore are underwriters within the meaning of the Securities Act in connection with the resales of the notes and the common stock covered by this prospectus. Any commission received by an underwriter and any profit on the resale of the notes of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        In addition, in connection with any resales of the notes, selling securityholders must deliver a prospectus meeting the requirements of the Securities Act. Selling securityholders may fulfill their prospectus delivery requirements with respect to the notes with this prospectus.

        The notes were issued and sold on February 19, 2004 in transactions exempt from registration requirements of the federal securities laws to the initial purchasers. We have agreed to indemnify each initial purchaser, the directors, officers, partners, employees, representatives and agents of each initial purchaser and each selling securityholder including each person, if any, who controls any of them within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each selling securityholder has agreed severally and not jointly, to indemnify us, our directors and officers and each person, if any, who controls us within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities arising under the Securities Act.

        The selling securityholders and any other persons participating in the distribution will be subject to certain provisions under the federal securities laws, including Regulation M, which may limit the timing of purchases and sales of the notes and the underlying common stock by the selling securityholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market-making activities with respect to the particular notes and the underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common stock.

        We have agreed to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until February 19, 2006, or the earlier of (1) the sale pursuant to the registration statement of all the securities registered thereunder and (2) the expiration of the holding period applicable to such securities held by persons that are not our affiliates under Rule 144(k) under the Securities Act or any successor provision, subject to certain permitted exceptions in which case we may prohibit offers and sales of notes and common stock pursuant to the registration statement to which this prospectus relates.

LEGAL MATTERS

        Jones Day, New York, New York, will pass upon the validity of the notes and the shares of common stock issuable upon conversion of the notes. Jones Day will rely as to certain matters upon the opinions of Ann D. Davidson, Esq., our former General Counsel, regarding certain matters under Minnesota law and Bass, Berry & Sims PLC, Nashville, Tennessee, regarding certain matters under Tennessee law.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Alliant Techsystems Inc.'s Form 8-K/A dated October 28, 2004 for the year ended March 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and contains an explanatory paragraph referring to the Company's change in method of accounting for goodwill and other intangible assets), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with these requirements, we file reports, proxy statements and other information relating to our business, financial condition and other matters with the Securities and Exchange Commission. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices.

        The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the Securities and Exchange Commission. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. This information may also be obtained from us as described below.

        We incorporate by reference the documents listed below that we have filed with the Securities and Exchange Commission (File No. 1-10582) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and any filings under the Securities Exchange Act of 1934 that we make with the Securities and Exchange Commission on or after the date of this prospectus until completion of resale of all of the notes by the selling securityholders under this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2004;

  •
  Our Annual Proxy Statement dated June 23, 2004;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarters ended July 4, 2004, October 3, 2004 and January 2, 2005;

  •
  Our Current Reports on Form 8-K dated June 1, 2004, June 10, 2004, October 26, 2004, November 16, 2004, January 14, 2005, January 31, 2005 and February 1, 2005; and

  •
  Our Current Reports on Form 8-K/A dated October 28, 2004.

        Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus.

        The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

      Steve P. Wold
      Vice President of Investor Relations
      Alliant Techsystems Inc.
      5050 Lincoln Drive
      Edina, Minnesota 55436
      (952) 351-3056
      E-mail: Steve_Wold@atk.com

$280,000,000

Alliant Techsystems Inc.

2.75% Convertible Senior Subordinated Notes due 2024

PROSPECTUS

March 18, 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fees), all of which will be paid by us, are as follows:

SEC Registration Fee	$36,652
Legal Fees and Expenses	50,000
Miscellaneous Expenses	50,000

TOTAL	$136,652

Item 15. Indemnification of Directors and Officers.

Alliant Techsystems Inc.

        Delaware General Corporation Law.    Section 145 of the Delaware General Corporation Law grants a corporation the power to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them as a result of threatened, pending or completed actions, suits or proceedings brought against them by reason of the fact that the person is or was an officer or director of the corporation or served at the request of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        Bylaws.    Article IX of the By-Laws provides, among other things, that Alliant Techsystems Inc. shall, under certain circumstances and subject to certain conditions and limitations stated therein, indemnify any current or former director, officer, employee or agent thereof for expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by such person for any action, suit or proceeding to which such person is made a party by reason of such person's position with Alliant Techsystems Inc. or while acting as an agent on behalf of Alliant Techsystems Inc. if, in connection with such action, suit or proceeding, such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Alliant Techsystems Inc., and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. Such rights of indemnification are not deemed exclusive of any other right available to the individual under any bylaw, agreement, contract, stockholder vote, disinterested director vote or court order. Alliant Techsystems Inc. may also purchase and maintain directors' and officers' liability insurance and corporate reimbursement policies insuring directors and officers against loss arising from claims made arising out of the performance of their duties. In addition, Alliant Techsystems Inc. has indemnification agreements with each of Alliant Techsystems Inc.'s directors and officers that, among other things, require Alliant Techsystems Inc. to indemnify such individuals to the fullest extent permitted by law.

Alliant Holdings LLC; Alliant Ammunition and Powder Company LLC; Alliant Ammunition Systems Company LLC; Alliant Lake City Small Caliber Ammunition Company LLC; ATK Ordinance and Ground Systems LLC; Alliant Southern Composites Company LLC; ATK Tactical Systems Company LLC; ATK Elkton LLC; ATK Missile Systems Company LLC

        Delaware Limited Liability Company Act.    Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company to indemnify its members, managers or other persons, subject to certain standards and restrictions set forth in its Limited Liability Company Agreement, against all claims and demands whatsoever.

        Limited Liability Company Agreement.    Each of the company's limited liability company agreement provides, among other things, that the company shall, under certain circumstances and subject to certain conditions and limitations stated therein, indemnify any current or former managers or officers holding the following positions: Chairman, President, Vice President, Secretary or Treasurer thereof for losses, claims, damages, liabilities, expenses including legal fees and expenses, judgments, fines and settlements incurred or suffered by such person for any claim, demand, action, suit or proceeding arising out of or in connection with the business or the operation of the company and by reason of such person's status as a manager or officer of the company if, in connection with such claim, demand, action, suit or proceeding, (1) such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the company, and, with respect to any criminal proceeding, such person had no reasonable cause to believe such person's conduct was unlawful, (2) such person's conduct did not constitute intentional misconduct or a material breach of the terms of the limited liability company agreement and (3) such person's conduct did not involve a transaction from which they derived an improper personal benefit. Any indemnification under Article VIII, Section 8.1 shall be satisfied solely out of the assets of the company. Such rights of indemnification are in addition to any other rights available to the individual under any other agreement, pursuant to any vote of the company's managers, as a matter of law or otherwise. The company may also purchase and maintain insurance covering any potential liability of the managers or officers for any actions or omissions for which indemnification is permitted.

New River Energetics, Inc.; Ammunition Accessories Inc.

        Delaware General Corporation Law.    See the discussion of applicable provisions of the Delaware General Corporation Law above under "—Alliant Techsystems Inc."

        Bylaws.    Each of the company's Bylaws provides that the company shall indemnify its officers and directors under such circumstances and to the extent permitted by the Delaware General Corporation Law as now enacted or hereafter amended. The company's board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification.

Federal Cartridge Company

        Minnesota Business Corporation Act.    Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person, under certain circumstances and subject to certain conditions and limitations as stated therein and set forth in the articles of incorporation or bylaws of such corporation, against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person:

  •
  has not been indemnified therefor by another organization or employee benefit plan,

  •
  acted in good faith,

  •
  received no improper personal benefit and, in the case of a conflict of interest and any requirements relating to directors' conflicts of interest as set forth under the Minnesota Statutes Section 302A.255, as applicable, have been satisfied,

  •
  in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and

  •
  reasonably believed that the conduct was in the best interests of the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation.

        Bylaws.    Each of the company's Bylaws provides that the company shall indemnify its officers and directors under such circumstances and to the extent permitted by the Minnesota Business Corporation Act as now enacted or hereafter amended. The company's board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification. Unless otherwise approved by the board of directors, the company shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

ATK Commercial Ammunition Company Inc.

        Delaware General Corporation Law.    See the discussion of applicable provisions of the Delaware General Corporation Law above under "—Alliant Techsystems Inc."

        Certificate of Incorporation.    Article 6 of the Certificate of Incorporation of ATK Commercial Ammunition Company eliminates the personal liability of the corporation's directors to the fullest extent permitted by law and provides that the corporation is authorized to indemnify and advance expenses to its officer and directors to the fullest extent permitted by law and that neither the amendment, modification or repeal of this Article 6 nor the adoption of any inconsistent provision in a Certificate of Incorporation shall adversely affect the right or protection of an officer or director of the corporation regarding any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

        Bylaws.    Article 6 of the Bylaws of ATK Commercial Ammunition Company provides that ATK Commercial Ammunition Company shall, to the fullest extent permitted by law, indemnify its former and current and former officers and directors made a party to or threatened to be made party to an action or proceeding by reason that the person served as an officer or director of ATK Commercial Ammunition Company or at the request of ATK Commercial Ammunition Company, against all expenses including attorneys' fees, judgments, fines, settlement amounts actually and reasonably incurred in connection with the proceeding. The board of directors may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification. This right to indemnification is not exclusive of any other indemnification right to which a person is entitled under an agreement, a stockholder vote, a disinterested director vote, an insurance policy or otherwise.

ATK Thiokol Inc.

        Delaware General Corporation Law.    See the discussion of applicable provisions of the Delaware General Corporation Law above under "—Alliant Techsystems Inc."

        Certificate of Incorporation.    Article 5 of the Certificate of Incorporation provides, except in certain circumstances, that a director of the company shall not be personally liable to the company or the stockholders for monetary damages for breach of fiduciary duty as a director and that current and former officers and directors who were, are or are threatened to be made a party to any action by reason of having served as an officer or director or at the request of the company shall be indemnified to the fullest extent permitted under the Delaware General Corporation Law. The Certificate of Incorporation also provides that the right to indemnification granted therein is not exclusive of any other right granted by statute, another provision of the certificate of incorporation, bylaw, agreement stockholder vote, disinterested director vote or otherwise. The company may maintain insurance to protect itself and any director, officer, employee or agent against any liability or loss whether or not the company would have the power to indemnify such person under the Delaware General Corporation Law.

        Bylaws.    The Bylaws provide that the company shall indemnify its officers and directors under such circumstances and to the extent permitted by the Delaware General Corporation Law as now enacted or hereafter amended. The company's board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification.

Composite Optics, Incorporated

        California General Corporation Law.    Section 317 of the California General Law permits a corporation, subject to certain limitations and except as otherwise provided in the company's certificate of incorporation, bylaws, shareholder resolution or other agreement, to indemnify any person who was or is a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, (other than an action by or in right of the corporation), against expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred by such person in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. To be indemnified, such person must have acted (i) in good faith and (ii) in a manner that he or she reasonably believed to be in the best interests of the corporation; and, in the case of a criminal proceeding, such person must have acted without reasonable cause to believe that his or her conduct was unlawful.

        In respect of any action by or in right of the corporation, a corporation may indemnify any person who was or is an agent of the corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if he or she acted (i) in good faith and (ii) in a manner he or she believed to be in the best interests of the corporation and its shareholders.

        A corporation has the power to purchase and maintain liability insurance on behalf of any officer, director, employee or other agent of the corporation whether or not the corporation would have the power to indemnify that person against liability under section 317 of the California General Corporation Law.

        Certificate of Incorporation.    Article IV of the Certificate of Incorporation of Composite Optics, Incorporated provides that the directors' liability for monetary damages shall be eliminated to the fullest extent permissible under California law and that the corporation is authorized to provide indemnification of agents, as this term is defined in Section 317 of the Corporation Code, through bylaw provisions, agreements with agents, a vote by the shareholders or by disinterested directors, or otherwise, to the fullest extent permissible under California law.

GASL, Inc.

        New York Business Corporation Law.    Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

        Certificate of Incorporation.    Article 6 of GASL, Inc.'s Certificate of Incorporation provides that no director of the corporation is personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except that the director's liability is not limited if a judgment or final adjudication establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which the director was not legally entitled or that the director's acts violated Section 719 of the New York Business Corporation Law. Article 7 of GASL, Inc.'s Certificate of Incorporation allows the corporation to indemnify all directors and officers to the fullest extent permitted by the New York Business Corporation Law.

        Bylaws.    Article VIII of the Bylaws of GASL provides that GASL shall indemnify its officers and directors under such circumstances and to the extent permitted by the Minnesota Business Corporation Law as now enacted or hereafter amended. GASL's board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification. Unless otherwise approved by the board of directors, GASL shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

Micro Craft Inc.

        Tennessee Business Corporation Act.    Under Section 48-18-502 of the Tennessee Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

        Bylaws.    Article VIII of the Bylaws of Micro Craft provides that Micro Craft shall indemnify its officers and directors under such circumstances and to the extent permitted by the Minnesota Business

Corporation Act as now enacted or hereafter amended. Micro Craft's board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification. Unless otherwise approved by the board of directors, Micro Craft shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

Mission Research Corporation

        California General Corporation Law.    See the discussion of applicable provisions of the California General Corporation Law above under "—Composite Optics, Incorporated."

        Certificate of Incorporation.    Article Fifth of Mission Research Corporation's Amended and Restated Articles of Incorporation states that for any breach of directors' duties, the liabilities of the directors of the corporation will be eliminated to the fullest extent permissible under California law. Article Sixth of Mission Research Corporation's Amended and Restated Articles of Incorporation states that corporate agents shall be indemnified against claims or proceedings arising in connection with such person being an agent of Mission Research Corporation to the fullest extent permissible under California law.

AEC—Able Engineering Company, Inc.

        California General Corporation Law.    See the discussion of applicable provisions of the California General Corporation Law above under "—Composite Optics, Incorporated."

Pressure Systems, Inc.

        Delaware General Corporation Law.    See the discussion of applicable provisions of the Delaware General Corporation Law above under "—Alliant Techsystems Inc."

        Certificate of Incorporation.    Article Seventh of the Certificate of Incorporation of Pressure Systems, Inc. provides, except in certain circumstances, that a director of Pressure Systems, Inc. shall not be personally liable to the company or the stockholders for monetary damages for breach of fiduciary duty as a director and that neither the repeal or modification of this Article Seventh shall adversely affect any right or protection of a director of the company existing at the time of such repeal or modification. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the director of the company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Bylaws.    See the discussion of applicable provisions of Bylaws above under "—GASL, Inc." Similar provisions are found in Article VIII of the Bylaws of Pressure Systems, Inc.

Programmed Composites, Inc.

        California General Corporation Law.    See the discussion of applicable provisions of the California General Corporation Law above under "—Composite Optics, Incorporated."

        Bylaws.    Section 17 of the Bylaws of Programmed Composites, Inc. provides upon and in the event of determination by the board of directors of the company, the company shall indemnify any person who is or was a director, officer, employee, or other agent of the company or its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of Programmed Composites, Inc., under certain circumstances and to the fullest extent permitted under law, including but not limited to Section 317 of the California Corporations Code, as now enacted or hereinafter amended. Section 17 of the Bylaws further provides that Programmed Composites, Inc.'s board of directors may authorize the purchase of maintenance of insurance on behalf of any agent of the company against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the company would have the power to indemnify the agent against such liability under the provisions of Section 17 thereof.

Item 16. Exhibits and Financial Statement and Schedules.

Exhibit Number	Description of Exhibit
4.1	Form of Certificate for common stock, par value $.01 per share (Exhibit 4.1 to Amendment No. 1 filed September 17, 1990, to the Form 10 Registration Statement filed with the Securities and Exchange Commission on July 20, 1990).
4.2	Rights Agreement, dated as of May 7, 2002, by and between the Registrant and LaSalle Bank National Association, as rights agent (Exhibit 4.1 to the Registrant's Form 8-A filed on May 14, 2002).
4.3.1	Indenture, dated as of May 14, 2001, between the Registrant and BNY Midwest Trust Company, as trustee, 8.50% Senior Subordinated Notes due 2011 (Exhibit 4.1 to the Form S-4).
4.3.2	First Supplemental Indenture, dated as of December 19, 2001, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011 (Exhibit 4 to Form 10-Q for the quarter ended December 30, 2001).
4.3.3	Second Supplemental Indenture, dated as of April 5, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011 (Exhibit 4.3.3 to the Registrant's Form 10-K for the year ended March 31, 2002).
4.3.4	Third Supplemental Indenture, dated as of June 6, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011 (Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended June 30, 2002).
4.3.5	Fourth Supplemental Indenture, dated as of August 20, 2003, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011 (Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 28, 2003).
4.3.6	Fifth Supplemental Indenture, dated as of February 9, 2004, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011 (Exhibit 4.3.6 to the Registrant's Form 10-K for the year ended March 31, 2004 (the "Fiscal 2004 Form 10-K")).
4.3.7	Sixth Supplemental Indenture, dated as of June 4, 2004, among the Registrants, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011 (Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended July 4, 2004).
4.4	Registration Rights Agreement, dated as of February 19, 2004, among the Registrant and Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., BNY Capital Markets, Inc. and NatCity Investments, Inc. (Exhibit 4.4 to the Fiscal 2004 Form 10-K).
4.5	Indenture, dated as of February 19, 2004, among the Registrant and BNY Midwest Trust Company, an Illinois trust company, as trustee, 2.75% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.5 to the Fiscal 2004 Form 10-K).
4.5.1	First Supplemental Indenture, dated as of October 26, 2004, to the Indenture dated as of February 19, 2004, among Registrant and BNY Midwest Trust Company, an Illinois trust company, as trustee, 2.75% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.3 to the Registrant's Current Reports on Form 8-k filed October 27, 2004).
4.6	Form of 2.75% Convertible Senior Subordinated Notes due 2024 (included in Exhibit 4.5 to the Fiscal 2004 Form 10-K).
4.7	Registration Rights Agreement, dated as of August 13, 2004, among the Registrant and Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., BNY Capital Markets, Inc. and NatCity Investments, Inc.

4.8	Indenture, dated as of August 13, 2004 among Registrant and BNY Midwest Trust Company, an Illinois trust company, as trustee, 3.00% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.1 to the Registrant's Current Reports on Form 8-K filed October 27, 2004).
4.8.1	First Supplemental Indenture, dated as of October 26, 2004, to the Indenture dated as of February 19, 2004, among Registrant and BNY Midwest Trust Company, an Illinois trust company, as trustee, 3.00% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.2 to the Registrant's Current Reports on Form 8-K filed October 27, 2004).
4.8.2	Form of 3.00% Convertible Senior Subordinated Notes due 2024 (included in Exhibit 4.1 to the Registrant's Current Reports on Form 8-K filed October 27, 2004).
5.1	Opinion of Jones Day.
5.2	Opinion of Ann D. Davidson, Esq.
5.3	Opinion of Bass, Berry & Sims PLC.
8.1	Opinion of Jones Day as to Certain United States Federal Income Tax Considerations.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Deloitte & Touche LLP.
23.2	Consent of Jones Day (included in Exhibits 5.1 and 8.l).
23.3	Consent of Ann D. Davidson, Esq. (included in Exhibit 5.2).
23.4	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.3).
24.1	Powers of Attorney.
24.2	Powers of Attorney.
25.1	Form of T-1 Statement of Eligibility of the Trustee under the Indenture.

*
Filed herewith. All other exhibits are previously filed.

Excluded from this list of exhibits, pursuant to Paragraph (b) (4) (iii) (a) of Item 601 of Regulation S-K, may be one or more instruments defining the rights of holders of long-term debt of the Registrant. The Registrant hereby agrees that it will, upon request of the Securities and Exchange Commission, furnish to the Commission a copy of any such instrument.

Item 17. Undertakings.

        We undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        However, paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2)   That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        We further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us, pursuant to the provisions described under Item 15 above or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ALLIANT TECHSYSTEMS INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Daniel J. Murphy Jr.	Chief Executive Officer and Director (Principal Executive Officer)
* Eric S. Rangen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Frances D. Cook	Director
* Gilbert F. Decker	Director
* Ronald R. Fogleman	Director
* Jonathan G. Guss	Director
* David E. Jeremiah	Director
* Roman Martinez IV	Director
* Paul David Miller	Director and Chairman
* Robert W. RisCassi	Director
* Michael T. Smith	Director
* William G. Van Dyke	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ATK COMMERCIAL AMMUNITION COMPANY INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Mark W. DeYoung	Chief Executive Officer and President (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ATK ELKTON LLC
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Donald E. Shaffer	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ATK MISSILE SYSTEMS COMPANY LLC
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Thomas R. Wilson	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ATK ORDNANCE AND GROUND SYSTEMS LLC
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Donald E. Shaffer	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ATK TACTICAL SYSTEMS COMPANY LLC
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Donald E. Shaffer	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ATK THIOKOL INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Ronald D. Dittemore	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ALLIANT AMMUNITION SYSTEMS COMPANY LLC
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Mark W. DeYoung	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ALLIANT AMMUNITION AND POWDER COMPANY LLC
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Mark W. DeYoung	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ALLIANT HOLDINGS LLC
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Daniel J. Murphy Jr.	President and Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chief Financial Officer, Treasurer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC
By:	* Eric S. Rangen Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Mark W. DeYoung	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

ALLIANT SOUTHERN COMPOSITES COMPANY LLC
By:	* Eric S. Rangen Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Donald E. Shaffer	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Manager
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

AMMUNITION ACCESSORIES INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Mark W. DeYoung	President and Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

COMPOSITE OPTICS, INCORPORATED
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Donald E. Shaffer	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

FEDERAL CARTRIDGE COMPANY
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Mark W. DeYoung	Chairman, Chief Executive Officer and President (Principal Executive Officer)
* Eric S. Rangen	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

GASL, INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Anthony G. Castrogiovanni	President and Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

MICRO CRAFT INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Anthony G. Castrogiovanni	President and Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

MISSION RESEARCH CORPORATION
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

/s/ BRIAN SEE Brian See	President and Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

NEW RIVER ENERGETICS, INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Mark W. DeYoung	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

PRESSURE SYSTEMS, INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Donald E. Shaffer	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

AEC-ABLE ENGINEERING COMPANY, INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Donald E. Shaffer	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on March 16, 2005.

PROGRAMMED COMPOSITES INC.
By:	* Eric S. Rangen Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 16, 2005.

Signatures	Title

* Donald E. Shaffer	Chief Executive Officer (Principal Executive Officer)
* Eric S. Rangen	Chairman, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
* Nicholas G. Vlahakis	Director
* Keith D. Ross	Director
*By:	/s/ ERIC S. RANGEN Eric S. Rangen Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
23.1	Consent of Deloitte & Touche LLP

QuickLinks

TABLE OF ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
NOTICE TO NEW HAMPSHIRE RESIDENTS ONLY
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Our Company
The Notes
Selected Historical Consolidated Financial Information
RISK FACTORS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
CAPITALIZATION
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF NOTES
DESCRIPTION OF CAPITAL STOCK
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution .
  Item 15. Indemnification of Directors and Officers .
  Item 16. Exhibits and Financial Statement and Schedules.
  Item 17. Undertakings .
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INDEX TO EXHIBITS